 As filed with the Securities and Exchange Commission on November 6, 1998

                                                      Registration No. 333-29493
--------------------------------------------------------------------------------


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                      POST-EFFECTIVE AMENDMENT NO.  2 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       under the Securities Act of 1933
                           _________________________


                         CORTEX PHARMACEUTICALS, INC.
                (Name of small business issuer in its charter)

       DELAWARE                     2834                    33-0303583
(State or jurisdiction       (Primary Standard           (I.R.S. Employer
  of incorporation or     Industrial Classification     Identification No.)
     organization)               Code Number)

               15241 Barranca Parkway, Irvine, California 92618

                              (949) 727-3157
         (Address and telephone number of principal executive offices and principal place of business)

        Vincent F. Simmon, Ph.D., President and Chief Executive Officer
               15241 Barranca Parkway, Irvine, California 92618

                              (949) 727-3157
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              Nick E. Yocca, Esq.
                            Lawrence B. Cohn, Esq.
                        Stradling Yocca Carlson & Rauth
                     660 Newport Center Drive, Suite 1600
                        Newport Beach, California 92660
                              (949) 725-4000
                           _________________________


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:__________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering:__________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:__________.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:    X    .
                              ---------

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM      AGGREGATE
       TITLE OF EACH CLASS OF              AMOUNT TO BE       AGGREGATE OFFERING     OFFERING       AMOUNT OF
    SECURITIES TO BE REGISTERED            REGISTERED (1)           PRICE(2)           PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share   4,600,537 shares            $2.937       $13,511,777        $4,095*
==================================================================================================================

(1) The number of shares of Common Stock registered hereunder represents the Company's good faith estimate of the number of shares which may be issuable upon conversion of the Company's Series A Preferred Stock, the additional purchase rights or upon the exercise of warrants, as the case may be. Pursuant to Rule 416, the Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable upon conversion of the Series A Preferred Stock and the additional purchase rights by reason of reductions of the conversion price in accordance with the terms of the Certificate of Designation of Series A Preferred Stock.

(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low bid price for the Common Stock as reported on the Nasdaq Small-Cap Market on June 16, 1997, which was $2.937 per share.

* Previously paid.

--------------------------------------------------------------------------------

PROSPECTUS

[LETTERHEAD OF CORTEX PHARMACEUTICALS, INC. APPEARS HERE]


                         CORTEX PHARMACEUTICALS, INC.


                                 3,826,704 Shares of Common Stock
                                 (Par Value $0.001 Per Share)

     The stockholders listed in this Prospectus under the section entitled "Selling Stockholders" may offer and sell a total of 3,826,704 shares of our company's common stock, par value $0.001 per share (the "Common Stock"), which they own or have the right to acquire from time to time. The shares of Common Stock included in this offering consist of 1,265,837 shares of Common Stock issuable upon exercise of warrants and up to 2,560,867 shares of Common Stock that may be issued upon conversion of Series A Preferred Stock.

                                _______________

      The Selling Stockholders may sell the shares of Common Stock described in this Prospectus in public or private transactions, on or off the Nasdaq Small-Cap Market, at prevailing market prices, or at privately negotiated prices. The Selling Stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. We will not receive any proceeds from the Selling Stockholders' sale of the shares of Common Stock. More information is provided in the section titled "Plan of Distribution."
                                _______________

     Our Common Stock is currently traded on the Nasdaq Small-Cap Market under the symbol "CORX."
                                _______________

     INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                _______________

               The date of this Prospectus is ________ __, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     We "incorporate by reference" into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and information that we file subsequently with the SEC will automatically update this Prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K, as amended, for the year ended June 30, 1998; and

     -  Quarterly Report on Form 10-Q for the quarter ended September 30,
          1998.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                    Investor Relations
                    Cortex Pharmaceuticals, Inc.
                    15241 Barranca Parkway
                    Irvine, California  92618
                    (949) 727-3157

     This Prospectus constitutes part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.



                      FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's capital needs, drug development programs, clinical trials, receipt of regulatory approval, intellectual property, expectations and intentions. Forward-looking statements necessarily involve risks and uncertainties, and the Company's actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under the section entitled "Risk Factors" and elsewhere in this Prospectus. You should carefully read the factors set forth in the section entitled "Risk Factors" and other cautionary statements made in this Prospectus and understand that those factors and statements are applicable to all related forward-looking statements wherever they appear in this Prospectus.

                               PROSPECTUS SUMMARY




This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Common Stock. You should read the entire prospectus carefully.



CORTEX PHARMACEUTICALS, INC.

     We are a biopharmaceutical company located in Irvine, California. Our goal is to develop proprietary drugs designed to treat neurodegenerative diseases and other neurological and psychiatric disorders. We were formed in Delaware in 1987 and since that date, we have devoted our resources to research and development activities relating to several products that are at various developmental stages. We have several license agreements with various research institutions, which own approved and pending patents covering certain drugs and therapeutic technologies.

     Since 1993, we have focused our research and development on the AMPA receptor, a complex of proteins that is involved in most "excitatory" communication between nerve cells in the human brain. We are developing several chemical compounds, known as Ampakines(R), to enhance the activity of the AMPA receptor. We believe that Ampakines may effectively treat deficiencies brought on by a variety of diseases and disorders. In October 1994, we initiated human safety studies with CX516 (Ampalex(R)). CX516 is a drug that has shown potential for treating deficits of memory and cognition. These studies have involved healthy young adult and elderly volunteers and, more recently, patients with Alzheimer's disease and with schizophrenia. We are also investigating the use of Ampakines to treat other disorders, such as depression.

     We believe that the quality of our science and technology provides us with an advantage over our competitors in the discovery of innovative pharmaceuticals. We do not, however, have the resources or expertise for later-stage clinical development, manufacturing and worldwide marketing. Our commercial development plans therefore involve partnering with larger pharmaceutical companies for later-stage clinical testing, manufacturing and global marketing of our proposed products. If we are successful in the pursuit of this business strategy, we should be able to cover our costs over the next few years, to maintain our focus on the research and development of innovative pharmaceuticals and to eventually participate directly in the commercial development of our products in the United States. Currently, we are seeking collaborative or licensing arrangements with larger pharmaceutical companies that will permit our proprietary products to complete clinical development and that will provide access to the clinical trials management, manufacturing and marketing expertise of those companies.

     Our offices and laboratories are located at 15241 Barranca Parkway, Irvine, California, 92618 and our telephone number is (949) 727-3157.

     We hold registered trademarks on the names Ampalex and Ampakine. This Prospectus also includes registered trademarks of other companies.



RISK FACTORS


An investment in the shares of Common Stock being offered by the Selling Stockholders is very risky. Information regarding the risks involved is provided in the section titled "Risk Factors."

SELECTED FINANCIAL INFORMATION


The following table depicts selected financial information concerning our business and operations and should be read in conjunction with the more detailed financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS DATA:
                                                                     (Unaudited)
                                                                     Period from                                       Period from
                                   (Unaudited)                         inception                                         inception
                               Three months ended                 (February  10,          Years ended  June 30,       February 10,
                                                                   1987) through
                                 September 30,                     September 30,                                      1987 through
                             ---------------------------------                     ------------------------------         June 30,
                                 1998                     1997          1998           1998                  1997             1998
                             ------------------------------------------------------------------------------------------------------
Total revenues               $        --           $           --   $  3,824,717   $   130,000                    --   $  3,824,717
Total operating expenses       1,193,974                1,386,995     42,119,061     5,591,835          $  5,085,604     40,925,087
                             -----------               ----------   ------------   -----------            ----------   ------------
Loss from operations          (1,193,974)              (1,386,995)   (38,294,344)   (5,461,835)           (5,085,604)   (37,100,370)
Interest income, net               7,616                   79,590      1,700,422       203,875               155,624      1,692,806
                             -----------               ----------   ------------   -----------            ----------   ------------
Net loss                     $(1,186,358)          $   (1,307,405)  $(36,593,922)  $(5,257,960)         $ (4,929,980)  $(35,407,564)
                             ===========                ============ ============  ============           ===========  ============
Weighted average common
   shares outstanding         10,237,126                9,397,510                    9,575,663             8,252,047
                             ===========               ==========                  ===========            ==========
Net loss per share                $(0.12)                  $(0.14)                     $(0.55)          $      (0.83)
                             ===========               ===========                ============            ===========


BALANCE SHEET DATA:

                                                                 (Unaudited)           June 30,
                                                                              ----------------------------
                                                         September 30, 1998       1998           1997
----------------------------------------------------------------------------------------------------------
     Total current assets                                      $  1,128,422   $  2,195,574   $  7,640,333

     Total assets                                                 1,757,667      2,874,846      8,333,307

     Total current liabilities                                      553,570        497,297        636,035

     Deficit accumulated during the development stage           (38,625,761)   (37,439,403)   (32,181,443)

     Total stockholders' equity                                $ (2,217,512)  $ (1,031,154)  $  2,668,287

     Common shares outstanding                                   10,237,126     10,237,126      9,394,249

    ____________________

                                  RISK FACTORS

     Investing in the Common Stock being offered by the Selling Stockholders is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, in addition to the other information contained in this Prospectus before making an investment decision.



        NEED FOR ADDITIONAL FUNDS.





     We anticipate that we have sufficient funds to maintain our operations through December 31, 1998. We will require additional funds to continue our operations beyond that time. We cannot say with any amount of certainty that we will be able to obtain the additional needed funds on reasonable terms, or at all. If we decide to raise additional funds by issuing more of our securities, stockholders at the time of issuance will experience a dilution to the value of their securities.


     If we are unable to obtain additional funds, we could lose our key employees and could be required to abandon one or more of our product development programs. In addition, we may be unable to meet our research spending obligations under existing licensing agreements and may be unable to continue our business operations.


     We are presently seeking collaborative or other arrangements with larger pharmaceutical companies to provide for both our immediate and longer-term funding requirements. These agreements would potentially provide us with additional funds in exchange for exclusive or non-exclusive license or other rights to the technologies and products that we are currently developing. Competition between biopharmaceutical companies for these types of arrangements is intense. Although we have been engaged in discussions with candidate companies for some time, we cannot give any assurance that these discussions will result in an agreement or agreements in a timely manner, or at all. Additionally, we cannot assure you that any resulting agreement will generate sufficient revenues to offset our operating expenses and longer-term funding requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."





CONTINUED LISTING ON THE NASDAQ SMALLCAP MARKET; PREFERRED STOCK REDEMPTION.



     Our Common Stock is currently quoted on the Nasdaq SmallCap Market under the symbol "CORX." For continued inclusion on the Nasdaq Small Cap Market, a company must meet a net tangible asset, market capitalization or net income test. Further, Nasdaq requires a minimum bid price of $1.00 per share for continued listing. As of September 30, 1998, we had net tangible assets of approximately $243,000 and did not meet the current listing standards. We received a notice of noncompliance from Nasdaq in October 1998 and in response we submitted a plan for achieving compliance. Our plan for achieving compliance includes raising capital through a combination of prospective corporate partners and investors. In the event that Nasdaq does not accept our plan for compliance or if we fail to satisfy the listing standards on a continuous basis, our Common Stock will be removed from listing on the Nasdaq SmallCap Market. If our Common Stock is delisted from the Nasdaq SmallCap Market, trading of our Common Stock, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the NASD's "Electronic Bulletin Board." As a result, investors could find it more difficult to dispose of, or to obtain accurate quotations as to the value of, our Common Stock and the trading price per share could be reduced. In addition, in the event that our Common Stock is delisted from the Nasdaq SmallCap Market, the holders of our Series A Convertible Preferred Stock may require us to redeem their shares of Series A Convertible Preferred Stock for cash. If the holders of our Series A Convertible Preferred Stock request a redemption of their shares, it is unlikely that we would be able to satisfy their request.

DEVELOPMENT STAGE COMPANY; HISTORY OF LOSSES.

     We are considered a "development stage" company because, since our formation on February 10, 1987 through September 30, 1998, we have generated only modest operating revenues and we have incurred net losses aggregating $36,593,922. As of September 30, 1998, we had an accumulated deficit of $38,625,761. We will require substantial additional funds to advance our research and development programs, particularly if we decide to independently conduct later-stage clinical testing and apply for regulatory approval of any of our proposed products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."





DEPENDENCE ON STRATEGIC ALLIANCES AND THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING.


     We do not have the resources, and do not presently intend, to conduct later-stage human clinical trials or to manufacture our proposed products. We are therefore seeking larger pharmaceutical company partners to conduct such activities for most or all of our proposed products. In connection with our efforts to secure corporate partners, we will seek to retain certain co-promotional rights to our proposed products. These co-promotional rights will allow us to market our products to selected medical specialists while our corporate partner markets our products to the general medical market. We cannot assure you that we will be able to enter into any partnering arrangements on this or any other basis. In addition, we cannot assure you that we, or our prospective corporate partners, can successfully introduce our proposed products. We also face the risks that our products will be rejected by patients, health care providers or insurance companies, or that our products cannot be manufactured and marketed at prices that would permit us to operate profitably. See "Business."

TECHNOLOGICAL UNCERTAINTY; EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF REGULATORY APPROVALS.

     We cannot assure you that our research and development activities will enable us to produce any products able to withstand competition. Our development of each product is subject to the risks of failure commonly experienced in the development of products based upon innovative technologies and the expense and difficulty of obtaining approvals from regulatory agencies. All of our proposed products are in the preclinical or early clinical stage of development and will require significant additional funding for research, development and clinical testing before we are able to submit them to any of the regulatory agencies for clearances for commercial use. We cannot assure you that we will be able to license any technologies or proposed products or to complete successfully any of our research and development activities. Even if we do complete them, we cannot assure you that we will be able to market successfully any of the products or that we will be able to obtain the necessary regulatory approvals or that customers will like our products. We also face the risk that any or all of our products will not work as intended or that they will be toxic, or that, even if they do work and are safe, that our products will be uneconomical to manufacture and market on a large scale. We also face the risk that the rights of other persons or entities will stop us from marketing any of our products or that other persons or entities might develop and market a superior or equivalent product. Due to the extended testing and regulatory review process required before we can obtain marketing clearance, we do not expect to be able to commercialize any therapeutic drug for at least five years, either directly or through our corporate partners or licensees. See "Business."








LIMITED PROPRIETARY RIGHTS; UNCERTAINTY ASSOCIATED WITH PATENT PROTECTION.


     Pursuant to certain technology rights agreements, we have exclusive rights to our Ampakine compounds and calpain inhibitor compounds for specified applications. These rights are secured by patents or patent applications owned wholly by others or by others as co-owners with us. We also have options to obtain exclusive licenses under patent applications relating to some of our potential products. Some of our existing agreements require us to make certain minimum annual payments, meet certain milestones or diligently seek to commercialize the underlying technology. Our failure to meet any of these requirements could allow the other party to terminate that particular agreement. In addition, our related collaborative and consulting agreements may generally be terminated upon 30 to 60 days' written notice.


     Our success will depend, in part, on our ability to get patent protection for our products and processes in the United States and elsewhere. We have filed and intend to continue to file patent applications as we need them. We cannot assure you, however, that any additional patents will issue from any of these applications or, if patents do issue, that the claims allowed will be sufficiently broad to protect our technology. Also, we cannot assure you that any patents issued to us or licensed by us can withstand challenges made by others or that we will be able to protect our rights.


     If we are unable to obtain sufficient protection of our proprietary rights in our products or processes prior to or after obtaining regulatory clearances, our competitors may be able to obtain regulatory clearance and market competing products by demonstrating the equivalency of their products to our products. If they are successful at demonstrating the equivalency between the products, our competitors would not have to conduct the same lengthy clinical tests that we have conducted.


     We also rely on trade secrets and confidential information that we try to protect by entering into confidentiality agreements with other parties. We cannot assure you that any of the confidentiality agreements will be honored, or, if breached, that we would have enough remedies to protect the confidential information. Further, we cannot assure you that our competitors will not independently learn our trade secrets or develop similar or superior technologies. To the extent that our consultants, key employees or others apply technological information independently developed by them or by others to our projects, disputes may arise regarding the proprietary rights to such information. We cannot assure you that such disputes will be resolved in favor of the Company. See "Business -- Patents and Proprietary Rights."










SHARES ELIGIBLE FOR FUTURE SALE; DILUTION.


     If all outstanding warrants and options are exercised prior to their expiration, approximately 2.4 million additional shares of Common Stock could become freely tradable without restriction. An aggregate of 18,384 shares of Common Stock are issuable upon conversion of currently outstanding 9% Preferred Stock and Series B Preferred Stock. On issuance such shares will be freely tradable. As of September 30, 1998, up to 2.2 million shares of Common Stock were issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock. If conversions of Series A Convertible Preferred Stock occur at an "effective conversion price" of $2.75 or higher (which would occur if the market price per share of our Common Stock exceeds $3.44 per share), the holder of the shares of Series A Convertible Preferred Stock being converted may exercise, at the time of conversion, rights to purchase additional shares of Common Stock. The number of additional shares of Common Stock that the holder may purchase equals the number of shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock that the holder is converting. The holder forfeits this right if it is not exercised at the time of conversion. Depending on the date of conversion, the sales price of the Common Stock at that time and whether any additional purchase rights are exercised, the exact number of shares of Common Stock issued upon conversion of Series A Convertible Preferred Stock may fluctuate substantially. All shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, the exercise of related rights of additional purchase and the exercise of the related warrants will be freely tradable under the Registration Statement of which this Prospectus is part. Sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock. See "Description of Securities."

INTENSE COMPETITION.


     Our business is characterized by intensive research efforts. Our competitors include many companies, research institutes and universities that are working in a number of pharmaceutical or biotechnology disciplines to develop therapeutic products similar to those we are currently investigating. Most of these competitors have substantially greater financial, technical, manufacturing, marketing, distribution and/or other resources than us. In addition, many of our competitors have experience in performing human clinical trials of new or improved therapeutic products and obtaining approvals from the FDA and other regulatory agencies. We have no experience in conducting and managing later-stage clinical testing or in preparing applications necessary to obtain regulatory approvals. Accordingly, it is possible that our competitors may succeed in developing products that are safer or more effective than those that we are developing and may obtain FDA approvals for their products faster than we can. We expect that competition in this field will continue to intensify. See "Business--Competition."




DEPENDENCE UPON KEY PERSONNEL.


     We are highly dependent upon key management and technical personnel. Competition for qualified employees among pharmaceutical and biotechnology companies is intense. The loss of any of our key management or technical personnel, or our inability to attract, retain and motivate the additional highly-skilled employees and consultants that our business requires, could substantially hurt our business and prospects. We cannot assure you that we will be able to retain our existing personnel or attract additional qualified employees when we need them. See "Business" and "Management."

DEPENDENCE ON RELATIONSHIPS WITH CONSULTANTS AND THE UNIVERSITY OF CALIFORNIA, IRVINE.

     We depend upon our relationships with a number of academic consultants, particularly Drs. Carl W. Cotman and Gary S. Lynch of the University of California, Irvine ("UCI"). Drs. Cotman and Lynch play an important role in guiding our internal research. In addition, we sponsor preclinical research in Dr Lynch's laboratories at UCI that is part of our product development and corporate partnering profile. If our relationships with Dr. Lynch or UCI are disrupted, our AMPA receptor research program could be adversely affected. We cannot assure you that we would be able to conduct the sponsored research internally at reasonable cost, or at all. Our agreements with our consultants, including those with Drs. Cotman and Lynch, are generally terminable by the consultant on short notice. See "Management."

GOVERNMENT REGULATION.


     The FDA and other similar agencies in foreign countries have substantial requirements for therapeutic products. Such requirements often involve lengthy and detailed laboratory, clinical and post-clinical testing procedures. It often takes companies many years to satisfy these requirements, depending on the complexity and novelty of the product. The review process is also extensive which may delay the approval process even more. As yet, we have not obtained any approvals to market our products. Further, we cannot assure you that the FDA or other regulatory agency will grant us approval for any of our products on a timely basis, if at all. Even if regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems may result in restrictions on marketing or withdrawal of the product from the market. See "Business--Government Regulation."




PRODUCT LIABILITY AND INSURANCE.


     Clinical testing, manufacturing and marketing of our products may expose us to product liability claims. Although we have never been subject to a product liability claim, we cannot assure you that there will not be any claims brought against us in the future. Further, we cannot assure you that the coverage limits of our insurance policies will be adequate or that one or more successful claims brought against us would not have a material adverse effect upon our business, financial condition and results of operations.


LIMITED PUBLIC MARKET; VOLATILITY OF STOCK PRICE.

     Our Common Stock has been traded on the Nasdaq SmallCap Market since 1989. Although approximately 20 firms make a market in Cortex Common Stock, we cannot assure you that the market for our Common Stock will continue to be active or that our Common Stock will continue to be traded on the Nasdaq SmallCap Market.





     We are in the biopharmaceutical industry and the market price of securities of life sciences companies in general has been very unpredictable. See "Price Range of Common Stock." Announcements by us or our competitors concerning technological innovations, new products, proposed governmental regulations or actions, developments or disputes relating to patents or proprietary rights, public concern over the safety of therapeutic products and other factors that affect the market generally could significantly impact our business and the market price of our securities.

DIVIDENDS.


     Since our formation in 1987, we have not paid cash dividends on our Common Stock. We do not anticipate paying any dividends on our Common Stock in the future. Furthermore, the terms of the 9% Preferred Stock do not allow for the payment of cash dividends unless we have paid the accrued and unpaid dividends on the 9% Preferred Stock in full. As of September 30, 1998, accrued and unpaid dividends on the 9% Preferred Stock were $26,775. See "Dividend Policy."

ANTI-TAKEOVER PROVISIONS.


     Certain provisions of our Certificate of Incorporation could make it more difficult for a third party to acquire control of our business, even if such change in control would be beneficial to our stockholders. Our Certificate of Incorporation allows our Board of Directors to issue up to 549,100 shares of preferred stock without stockholder approval. Any such issuance could make it more difficult for a third party to acquire our business and may adversely affect the rights of our stockholders. See "Description of Securities."

                                USE OF PROCEEDS


We will not receive any of the proceeds from the Selling Stockholder's sale of their shares of Common Stock.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock (Nasdaq symbol: CORX) began trading publicly in the over-the-counter market on July 18, 1989. The following table presents quarterly information on the high and low sale prices of the Common Stock since July 1, 1996 as reported by Nasdaq. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.





     FISCAL YEAR ENDING JUNE 30, 1999               High       Low
                                                    ----       ---
     Second Quarter (through November 4, 1998)..  $  1-3/8  $    1/2
     First Quarter..............................     2-1/8         1

     FISCAL YEAR ENDED JUNE 30, 1998

     Fourth Quarter.............................     3-1/2   1-11/16
     Third Quarter..............................   1-29/32     1-3/8
     Second Quarter.............................     3-1/8     1-3/8
     First Quarter..............................     3-1/4     2-5/8

     FISCAL YEAR ENDED JUNE 30, 1997

     Fourth Quarter.............................     3-5/8    2-7/16
     Third Quarter..............................     5-1/4   2-11/16
     Second Quarter.............................     7-1/4    2-7/16
     First Quarter..............................     4-1/2     2-5/8


     As of September 30, 1998, there were 675 stockholders of record of the Company's Common Stock, and approximately 9,500 beneficial owners. The last sale price of the Company's Common Stock on November 4, 1998, as reported by Nasdaq, was $ 19/32.

                                DIVIDEND POLICY


    The Company has never paid cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company currently intends to retain any future earnings for use in the Company's business. The outstanding shares of 9% Preferred Stock bear a fixed dividend of $0.09 per share per annum, which accrues in equal semi-annual installments on June 15th and December 15th of each year, which dividends must be paid in full before any dividends can be paid on the Common Stock. As of September 30, 1998, accrued and unpaid dividends on the 9% Preferred Stock were $26,775. The payment of future dividends, if any, will be determined by the Board of Directors in light of conditions then existing, including the Company's financial condition and requirements, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by the Board of Directors.


                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of September 30, 1998. The figures are unaudited, and this table should be read in conjunction with the financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                                         September 30, 1998  (1)
                                                         ----------------------
     Note payable to Alkermes, Inc. (non-current portion)    $    961,159
     Redeemable preferred stock:
       Series A convertible preferred stock,
          $0.001 par value; $10,000 per share liquidation
          preference; authorized: 400 shares; issued and
          outstanding: 250 shares                               2,460,450
     Stockholders' equity:
       9% cumulative convertible preferred stock,
          $0.001 par value; $1.00 per share liquidation
          preference; authorized: 1,250,000 shares;
          issued and outstanding: 35,000 shares                    35,000
       Series B convertible preferred stock, $0.001 par
          value; $0.6667 per share liquidation preference;
          authorized: 3,200,000 shares; issued and
          outstanding: 150,000 shares                              86,810
       Common stock, $0.001 par value; authorized
          20,000,000 shares; issued and outstanding:
          10,237,126 shares                                        10,237
       Additional paid-in capital                              36,276,202
       Deficit accumulated during the development stage       (38,625,761)
                                                             ------------
       Total stockholders' equity                              (2,217.512)
                                                             ------------

Total capitalization                                         $ (1,204,097)
                                                             ============


________________

       (1) Excludes an aggregate of approximately 2.4 million shares of Common Stock reserved for issuance upon possible exercise of outstanding warrants and options and an aggregate of up to 2.2 million shares of Common Stock reserved for issuance upon conversion of outstanding Series A Convertible Preferred Stock, 9% Cumulative Convertible Preferred Stock and Series B Convertible Preferred Stock. See "Description of Securities" and Notes 3, 4 and 5 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below for the fiscal years ended and as of June 30, 1998 and 1997 and for the period from inception (February 10, 1987) through June 30, 1998 are derived from and should be read in conjunction with the more detailed financial statements (including the notes thereto) of the Company, which have been audited by Ernst & Young LLP, independent auditors, whose report thereon is included elsewhere herein and in the Registration Statement. The selected financial data for the years ended and as of June 30, 1996, 1995 and 1994 are derived from audited financial statements that are not included in this Prospectus. The selected financial data for the three-month periods ended September 30, 1998 and 1997, for the period from inception (February 10, 1987) through September 30, 1998 and at September 30, 1998 are derived from unaudited interim financial statements. The unaudited interim financial statements include all adjustments (consisting only of normally recurring accruals) that management considers necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. Operating results for the three-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1999.


STATEMENTS OF OPERATIONS DATA:
                                                                                                             Period from
                                                                                                               inception
                                                                                                           (February 10,
                                                                 Years ended June 30,                      1987) through
                                 -------------------------------------------------------------------------
                                                                                                                 June 30,
                                        1998            1997            1996           1995           1994          1998
------------------------------------------------------------------------------------------------------------------------
Operating revenues:
  Research/license revenue (1)   $   130,000     $        --     $        --   $         --   $         --   $  3,730,000
  Grant revenue                           --              --              --             --         39,665         94,717
                                 -----------     -----------     -----------   ------------   ------------   ------------
    Total operating revenues         130,000              --              --             --         39,665      3,824,717
                                 -----------     -----------     -----------   ------------   ------------   ------------

Operating expenses:

  Research & development           4,007,466       3,376,284       2,677,577      4,138,731      3,226,858     26,352,862
  General & administrative         1,584,369       1,709,320       1,643,732      1,665,134      1,780,792     13,344,248
  Settlement with Alkermes, Inc.          --              --              --      1,227,977             --      1,227,977
                                 -----------     -----------   -------------   ------------   ------------   ------------
    Total operating expenses       5,591,835       5,085,604       4,321,309      7,031,842      5,007,650     40,925,087
                                 -----------     -----------   -------------   ------------   ------------   ------------
Loss from operations              (5,461,835)     (5,085,604)     (4,321,309)    (7,031,842)    (4,967,985)   (37,100,370)
Interest income, net                 203,875         155,624         163,062        196,310        262,994      1,692,806
                                 -----------     -----------   -------------   ------------   ------------   ------------
Net loss                         $(5,257,960)    $(4,929,980)  $  (4,158,247)  $ (6,835,532)  $ (4,704,991)  $(35,407,564)
                                 ===========     ===========   =============   ============   ============   ============
Weighted average common
   shares outstanding              9,575,663       8,252,047       6,532,884      6,075,454      4,880,338
                                 ===========     ===========   =============   ============   ============
Net loss per share               $     (0.55)    $     (0.83)  $      (0.64)   $      (1.13)  $      (0.97)
                                 ===========     ===========   ============    ============   ============


                                                               (Unaudited)
                                                               Period from
                                       (Unaudited)               inception
                                   Three months ended        (February 10,
                                        September 30,        1987) through
                                ---------------------------
                                                             September 30,
                                       1998            1997           1998
--------------------------------------------------------------------------
 Operating revenues:
  Research/license revenue (1)  $        --     $        --   $  3,730,000
  Grant revenue                          --              --         94,717
                                -----------     -----------   ------------
     Total operating revenues            --              --      3,824,717
                                -----------     -----------   ------------

Operating expenses:
  Research & development            839,281         947,737     27,192,143
  General & administrative          354,693         439,258     13,698,941
  Settlement with Alkermes, Inc.         --              --      1,227,977
                                -----------     -----------   ------------
     Total operating expenses     1,193,974       1,386,995     42,119,061
                                -----------     -----------   ------------
Loss from operations             (1,193,974)     (1,386,995)   (38,294,344)
Interest income, net                  7,616          79,590      1,700,422
                                -----------     -----------   ------------
Net loss                        $(1,186,358)    $(1,307,405)  $(36,593,922)
                                ===========     ===========   ============
Weighted average common
  shares outstanding             10,237,126       9,397,510
                                ===========     ===========
Net loss per share                   $(0.12)         $(0.14)
                                ===========     ===========

________________
(1)  Includes $3.6 million received under an agreement with Alkermes, Inc.

BALANCE SHEET DATA:

                                                                                    June 30,
                                  (Unaudited)
                                                ------------------------------------------------------------------------
                           September 30, 1998           1998           1997           1996           1995           1994
          -----------------------------------------------------------------------------------------------------------------
Working capital                  $    574,852   $  1,698,277   $  7,004,298   $  3,849,649   $  3,327,788   $  8,982,571
Total assets                        1,757,667      2,874,846      8,333,307      5,013,920      4,886,372     10,441,998
Total liabilities                   1,514,729      1,445,550      1,728,300      1,369,157      1,613,676        720,367
Redeemable preferred stock          2,460,450      2,460,450      3,936,720             --             --        433,750
Deficit accumulated during
 the development stage            (38,625,761)   (37,439,403)   (32,181,443)   (25,359,298)   (21,201,051)   (14,365,519)
Stockholders' equity             $ (2,217,512)  $ (1,031,154)  $  2,668,287   $  3,644,763   $  3,272,696   $  9,287,881

Common shares outstanding          10,237,126     10,237,126      9,394,249      7,495,576      6,085,201      6,073,942

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this report and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1998 Annual Report on Form 10-KSB.

INTRODUCTORY NOTE

     This discussion and analysis contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements relate to (i) future research plans and expenditures,
(ii) potential collaborative arrangements, and (iii) the need for, and availability of, additional financing.

     The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding the Company's business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there is no assurance that the results contemplated in forward-looking statements will be realized and actual results may differ materially. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

RESULTS OF OPERATIONS


     From inception (February 10, 1987) through September 30, 1998, the Company's revenue has consisted of (i) $3,730,000 of license fees and research and development funding, (ii) net interest income aggregating $1,700,000, and
(iii) $95,000 of grant revenue.


     From inception (February 10, 1987) through September 30, 1998, the Company has sustained losses aggregating $36,594,000. Continuing losses are anticipated over the next several years, as the Company's ongoing operating expenses for preclinical research and early clinical development will only be offset, if at all, by license fees, milestone payments, research support payments and/or other revenues under planned strategic alliances that the Company is seeking with larger pharmaceutical companies for the later stages of clinical development, manufacturing and marketing of its products. The nature and timing of payments to Cortex under these planned strategic alliances, if and as entered into, is likely to significantly affect the Company's operations and to produce substantial period-to-period fluctuations in reported financial results. Over the longer term, the Company will be dependent upon successful commercial development of its products by its prospective partners to attain profitable operations from product royalties or other revenues based on product sales.


     The Company believes that inflation and changing prices have not had a material impact on its ongoing operations to date.


Fiscal Years ended June 30, 1998 and 1997


     For the year ended June 30, 1998, the Company's loss from operations was $5,258,000 compared to a loss from operations of $4,930,000 for the prior year, with the increase attributable to higher levels of research and development spending.

     Research and development expenses increased to $4,007,000, or by 19%, during the year ended June 30, 1998 compared to the prior year. Most of the increase related to technology access payments and costs of Phase I/IIa human clinical testing. The Company's lead compound, Ampalex, is currently being tested in one study involving patients with Alzheimer's disease and two studies in patients suffering from schizophrenia. Salary expenses resulting from scientific personnel additions contributed most of the remaining current year increase.


     General and administrative expenses were $1,584,000 for the year ended June 30, 1998, decreasing 7% from the prior year. Most of this decrease represents lower salary expenses due to a decrease in administrative employees.


Three-month periods ended September 30, 1998 and 1997


     The loss for the three-month period ended September 30, 1998 was $1,194,000, compared to a loss of $1,387,000 for the corresponding prior year period.


     Research and development expenses decreased from $948,000 to $839,000, or by $109,000 (11%), during the three-month period ended September 30, 1998 compared to the prior year period. The decrease was principally due to timing of clinical trials expenses and reduced salary expenses (resulting from a decrease in scientific employees), partially offset by increased spending for sponsored research and technology access payments.


     General and administrative expenses decreased from $439,000 to $355,000, or by $84,000 (19%) for the three-month period ended September 30, 1998 compared to the corresponding prior year period. The decrease includes savings from a reduction in administrative employees, lower spending for outside consulting and decreased expenses related to required communications with shareholders.

PLAN OF OPERATION; LIQUIDITY AND CAPITAL RESOURCES


     Cortex has funded its organizational and research and development activities primarily from the issuance of equity securities, with net proceeds from such issuances from inception (February 10, 1987) through September 30, 1998 aggregating $36 million. An additional $3.6 million in research and license payments was received from Alkermes, Inc. ("Alkermes") in 1992 and 1993 in connection with a development and license agreement with that firm. See Note 5 of Notes to Financial Statements. Net interest income from inception through September 30, 1998 was $1.7 million.


     As of September 30, 1998, the Company had cash, cash equivalents and short-term investments totaling $1.1 million and working capital of $575,000. In comparison, as of June 30, 1998, the Company had cash, cash equivalents and short-term investments totaling $2.1 million and working capital of $1.7 million. The decreases represent amounts required to fund operating losses.


     Cortex anticipates that its existing cash, cash equivalents and short-term investments will be sufficient to satisfy its capital requirements through calendar 1998, assuming modest levels of operational restraint. Additional funds will be required to continue operations beyond that time. See "Risk Factors -- Need for Additional Capital."


     The Company leases approximately 30,000 square feet of research laboratory, office and expansion space under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. The commitments under the lease agreement for the year ending June 30, 1999 total $222,000. From inception (February 10, 1987) through September 30, 1998, net expenditures for furniture, equipment and leasehold improvements aggregated $2.1 million.


     In connection with the settlement in October 1995 of a license dispute with Alkermes (See Note 5 of Notes to Financial Statements), the Company issued to Alkermes a $1,000,000 three-year promissory note accruing interest semi-annually at the then federal funds rate. The Company also agreed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations. In February 1998, the terms of the note were restructured to include a principal payment of $200,000 upon signing of the restructuring agreement. The balance of the note and accrued interest are payable in October 1999 or upon consummation of a corporate partnership between Cortex and a larger pharmaceutical company, whichever is earlier.


     As of September 30, 1998, Cortex had outstanding 35,000 shares of 9% cumulative convertible preferred stock, which shares accrue cumulative dividends semi-annually at an annual rate of $0.09 per share. To conserve capital for operations, the Company has elected not to distribute the dividends that have accrued since 1989. Accrued and unpaid dividends as of September 30, 1998 were $26,775.


     In the event that the Company is able to obtain sufficient financing, over the next twelve months, the Company plans to complete current Phase I/IIa clinical studies on its Ampakine compounds. Commitments for external preclinical and Phase I/IIa clinical studies involve a twelve-month expenditure of approximately $325,000. The Company is also committed to an additional $700,000 of funding for sponsored research in academic laboratories. Neither significant investments in plant or equipment nor increases to staffing levels are contemplated under current spending plans for the next twelve months. As of September 30, 1998, Cortex had 18 full-time employees.


     The Company's common stock has traded on the Nasdaq Small Cap Market since 1989. Listing standards for the Nasdaq Small Cap Market include a net tangible asset, market capitalization or net income test. As of September 30, 1998, the Company had net tangible assets of approximately $243,000, which does not meet the current listing standards. If the Company does not satisfy the listing standards on a continuous basis, its common stock will no longer be eligible for listing on the Nasdaq Small Cap Market. In such event, the liquidity of the Company's common stock is likely to be impaired and its trading price reduced. In addition, in such event, the holders of the Company's Series A Preferred Stock may require the Company to redeem their shares for cash. It is unlikely that the Company would be able to satisfy such a redemption request.


     The Company may raise additional capital through the sale of debt or equity securities. Given the current adverse market conditions for biopharmaceutical companies, if the Company proceeds with a debt or equity financing, there is no assurance that funds will be available on favorable terms, or at all. If equity securities are issued to raise additional funds, substantial dilution to existing shareholders is likely to result.


     In order to provide resources for both its immediate and longer-term requirements, the Company is presently seeking collaborative or other arrangements with larger pharmaceutical companies. Under these agreements, it is intended that such companies would provide additional capital to the Company in exchange for exclusive or non-exclusive license or other rights to certain of the technologies and products the Company is developing. However, competition for such arrangements is intense, with a large number of biopharmaceutical companies attempting to secure alliances with more established pharmaceutical companies. Although the Company has for some time been engaged in discussions with candidate companies, there is no assurance that an agreement or agreements will arise from these discussions in a timely manner, or at all, or that revenues that may be generated thereby will offset operating expenses sufficiently to reduce the Company's immediate or longer-term funding requirements.


     The Company's proposed products are in the preclinical or early clinical stage of development and will require significant further research, development, clinical testing and regulatory clearances. They are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that any or all of the proposed products will be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances; that the proposed products, although effective, will be uneconomical to market; that third parties may now or in the future hold proprietary rights that preclude the Company from marketing them; or that third parties will market superior or equivalent products. Accordingly, the Company is unable to predict whether its research and development activities will result in any commercially viable products or applications. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the Company does not expect to be able to commercialize any therapeutic drug for at least five years, either directly or through its prospective corporate partners or licensees. There can be no assurance that the Company's proposed products will prove to be safe or effective or receive regulatory approvals that are required for commercial sale. See "Risk Factors."

YEAR 2000 COMPLIANCE


     The Company has completed a preliminary assessment of the impact of the year 2000 as it relates to the Company's computers and operating systems. Some of the Company's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs recognize a date using "00" as the year as 1900 rather than as the year 2000. This may cause a system failure or otherwise disrupt operations. The Company will be required to update some of its software so that its computer systems will continue to function properly. Completion of the upgrade is expected by June 1999, prior to any anticipated impact on its operating systems. The associated cost is anticipated to be less than $25,000.


     The Company has not yet completed its assessment of its laboratory equipment for Year 2000 compliance. However, the Company has initiated contact with the manufacturers and vendors of such equipment regarding Year 2000 compliance. The Company anticipates that any necessary replacements or upgrades would be completed by June 1999. The Company does not expect that its Year 2000-related expenditures with respect to its laboratory equipment will be significant.


     The Company is unable to control whether its suppliers and service providers will be Year 2000 compliant. However, the Company has initiated communications with its significant vendors to determine the extent to which the Company's operations may be vulnerable to a failure by those third parties to properly address Year 2000 issues. The Company's operations may be affected to the extent that its vendors are unable to provide services or ship products. As of yet, the Company has not received responses from all of its significant vendors and cannot complete its assessment of their compliance.


     Although the Company expects its internal systems to be Year 2000 compliant as described above, the Company intends to prepare a contingency plan that will specify what it plans to do if it or its significant vendors are not Year 2000 compliant in a timely manner. The Company expects to prepare its contingency plan in calendar year 1999 following the anticipated completion of its internal remediation and the assessment of the compliance of the Company's significant vendors. Management does not believe that the Year 2000 changes affecting it and its significant vendors will have a material impact on its business, financial condition or results of operations.


     Notwithstanding the foregoing, there can be no assurances (a) that the representations provided by its third party vendors with respect to Year 2000 compliance will be accurate, or (b) that the Company will have any recourse against such vendors if the representations prove to be inaccurate. Furthermore, there can be no assurances that Year 2000-related failure caused by third parties, such as utility providers, transportation companies or others, will not have a material adverse effect on the Company.

                                    BUSINESS

Overview


     Cortex Pharmaceuticals, Inc. ("Cortex" or the "Company") is a development stage enterprise that was organized in 1987 to engage in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurodegenerative diseases and other neurological and psychiatric disorders. Since 1993, the primary effort at Cortex has been centered on developing products that affect the AMPA-type glutamate receptor, a complex of proteins that is involved in most "excitatory" communication between nerve cells in the human brain. Cortex is developing a family of chemical compounds, known as Ampakines, that enhance the activity of this receptor. Cortex believes that Ampakines hold promise for correcting deficits brought on by a variety of diseases and disorders that are known, or thought, to involve depressed functioning of pathways in the brain that use glutamate as a neurotransmitter. In the fiscal years ended June 30, 1998 and 1997, the Company's expenditures on research and development were $4,007,466 and $3,376,284, respectively, with the increase attributable to the costs of Phase I/IIa human clinical testing of CX516 (Ampalex) in patients with Alzheimer's disease and in patients with schizophrenia.


     The Ampakine program addresses large potential markets. Accordingly, the Company's commercial development plans involve partnering with larger pharmaceutical companies for research, development, clinical testing, manufacturing and global marketing of its proposed products. The Company may retain the right to eventually co-promote Ampakines for selected indications in the United States. If the Company is successful in the pursuit of this strategy, it may be in a position to contain its costs over the next few years, to maintain its focus on the research and early development of novel pharmaceuticals (where it believes that it has the ability to compete) and eventually to participate more fully in the commercial development of its proposed products in the United States. Cortex continues to seek collaborative or licensing arrangements with larger pharmaceutical companies that will permit Ampalex and/or other Ampakines to be advanced into later stages of clinical development and provide access to the extensive clinical trials management, manufacturing and marketing expertise of such companies. The Company may not be able to secure such arrangements on favorable terms, or at all, and its products may not be successfully developed and approved for marketing by government regulatory agencies.

AMPA RECEPTOR PROGRAM


     In June 1993, Cortex licensed from the University of California a new class of compounds "the Ampakines" that facilitate the activity of the AMPA receptor, which binds the neurotransmitter glutamate. These compounds interact in a highly specific manner with the AMPA receptor in the brain, lowering the amount of neurotransmitter required to generate a response. It is hoped that this selective amplification of the normal glutamate signal will eventually find utility in the treatment of neurological diseases and disorders characterized by depressed functioning of brain pathways that utilize glutamate as a neurotransmitter. Two prominent diseases that may benefit from AMPA receptor-directed therapeutics are Alzheimer's disease and schizophrenia. The Company and its collaborators have also obtained encouraging preliminary results in animal models of depression, sexual dysfunction and depressed endocrine function.

DEFICITS OF MEMORY AND COGNITION _ ALZHEIMER'S DISEASE


     Impairment of memory and cognition is a serious health care problem that is growing as the elderly proportion of the population continues to increase. While not fatal (except when associated with diseases such as Alzheimer's disease), the incidence and prevalence of cognitive deficits increase inexorably with age. Many elderly individuals are confined to nursing homes because of psychological disorientation and functional difficulties. According to a 1985 survey of nursing homes conducted by the National Center for Health Statistics, over half of the individuals in nursing homes have some degree of cognitive impairment. Pharmaceuticals to alleviate deficits in memory and cognition could potentially enable these elderly to remain independent longer.

     Substantial scientific evidence points to a long-lasting change known as "long-term potentiation," or LTP--in synapses (junctions between brain cells -- "neurons") as the basis of many types of memory. Long-term potentiation involves chemical changes that create a more stable information transfer point between neurons.


     Although disease and physiological malfunctions are thought to be the fundamental cause of severe mental decline, age itself is a contributory factor, with the human brain losing about 10% of its weight over a normal life span. In the cerebral cortex, a great deal of the communication between neurons is mediated by receptors for the neurotransmitter glutamate, including a subtype known as the AMPA receptor (which is involved in long-term potentiation). AMPA receptors and synapses decline in number with aging, on average by 25-30% between the ages of 25 and 65, making it more difficult for information to pass through and between areas of the cerebral cortex. Therefore a potential corrective approach to alleviate age-related cognitive deficits is to enhance the activity of the remaining functional AMPA receptors.


     Alzheimer's disease is the best known destroyer of memory, currently afflicting some four million Americans. With the aging of our population, the number of people in the U.S. with Alzheimer's disease is expected to double over the next two decades unless a treatment is found. According to the Alzheimer's Association, Alzheimer's disease is already the third most expensive disease in the U.S. (after heart disease and cancer), with an estimated annual cost to society of $100 billion and a lifetime cost per patient of $174,000. The impact of an effective treatment, even a symptomatic one, would be enormous.

     Alzheimer's disease is a progressive, degenerative and ultimately fatal disease that slowly destroys the brain. The early symptoms are problems with memory of recent events and difficulty performing familiar tasks. As the disease progresses, other symptoms appear. These include confusion, personality change, behavioral change, impaired judgment and difficulty finding words, finishing thoughts, or following directions. While the disease progresses at different rates in different individuals, eventually the victims are unable to care for themselves. Ultimately, they become less resistant to infections and other illnesses, which are often the actual cause of death.


     It is in the early stages of Alzheimer's disease__the first few years__that Cortex believes Ampakines may someday play a valuable role, enhancing the effectiveness of the brain cells that have not yet succumbed to the disease. This may help to alleviate the memory and cognitive deficits that make up the early symptoms. There is also a possibility that treatment with Ampakines may slow the progression of Alzheimer's disease. The reason for this is that brain cells, or neurons, require continued input from other brain cells to remain alive. As neurons die, other neurons begin to lose their inputs, hastening their own death. Ampakines may slow the rate at which functional levels of input from other neurons are lost.


     The first major results of Ampakine testing in animal behavioral models of learning and memory were reported in early 1994 in Proceedings of the National Academy of Sciences. In these studies, Ampakine-treated rats performed significantly better than untreated control animals on tests of both short- and long-term memory.


     Perhaps the most compelling of the animal studies conducted to date involved an assessment of the effects of an Ampakine on memory performance in middle-aged rats. A number of researchers have demonstrated that healthy middle-aged rats have significant deficits in memory performance when compared to younger animals. This provides an animal model for age-associated memory impairment in humans. In a study published in Synapse, the authors conducted research involving a maze task with middle-aged and young adult rats. The middle-aged rats showed striking deficits in performance when compared with young adult animals. When given an Ampakine, the performance of the middle-aged rats improved to levels equivalent to those found in young animals.

     Three human clinical safety studies have now been completed with CX516 ("Ampalex"). In all three studies, CX516 was safe and well-tolerated on acute oral administration and, importantly, statistically-significant positive effects on memory performance were seen in healthy volunteers.

     The initial study, conducted by AFB Parexel in Berlin, involved single administrations of drug or placebo to a total of 48 healthy young adult volunteers, ranging in age from 18 to 35. The trial was double-blinded and placebo-controlled, and involved administering a single dose of drug, in capsule form, to each volunteer. Several dosages of drug were tested, including levels that exceeded the expected therapeutic range. At all dosages, the drug was safe and well-tolerated. In addition, analysis of psychological data that was collected revealed a highly statistically significant positive effect on a test of memory performance that involved recall of a list of nonsense syllables.


     The second trial, at the same clinical site in Berlin, involved 30 healthy elderly volunteers, aged 65 to 76, each of whom was administered a single oral dose of drug or placebo. In this double-blinded trial, Ampalex was again found to be safe and well-tolerated. The elderly volunteers were also given the same nonsense syllable memory test that had been given to the young volunteers in the first study. In the absence of drug, the elderly volunteers' memory was substantially worse than that of the young volunteers. In the presence of drug, a statistically significant positive effect on memory performance was observed. Several of the elderly volunteers receiving the highest dosage of Ampalex scored at or above the average score achieved by the young volunteers in the earlier study.


     The third study, at the Karolinska Hospital in Stockholm, Sweden, involved administration of CX516 to healthy young adults under double-blind, placebo-controlled conditions. This five-day study involved administration of placebo on days 1, 4 and 5 and drug on days 2 and 3, with psychological testing conducted on each day. Ampalex was safe and well-tolerated by all volunteers receiving drug, with no adverse events reported. Statistically significant improvements in performance on several measures of learning and memory were noted in the group that received CX516.


     On the basis of these encouraging results, Cortex initiated a Phase I/IIa study in patients experiencing deficits of memory and cognition due to Alzheimer's disease. The double-blind, placebo-controlled dose escalation, which is being conducted at the National Institutes of Health in Bethesda, Maryland, involves administration of CX516 to an eventual total of 16 to 20 patients for up to 28 consecutive days.


     While preliminary indications of the desired effects on memory and cognition may be obtained from this study, psychological testing of patients with Alzheimer's disease is characterized by a high level of variability. Full-scale Phase II studies designed to achieve significance on broad psychological scales will require larger numbers of patients.

SCHIZOPHRENIA

     Schizophrenia is a major health care problem. The worldwide incidence of the disease is approximately one percent, regardless of ethnic, cultural or socioeconomic status. On any given day, approximately 100,000 of the estimated two million U.S. patients with schizophrenia are in public mental hospitals.

     Schizophrenia typically develops in late adolescence or early adulthood, and is best understood as a syndrome, or collection of symptoms. These are generally characterized as positive symptoms (delusions and hallucinations), negative symptoms (social withdrawal and loss of emotional responsiveness) and cognitive symptoms (disordered thought and attention deficits).

     The first "wonder drugs" for schizophrenia, the so-called neuroleptics or conventional anti-psychotics, were developed in the 1950s and 1960s. These drugs, such as chlorpromazine and haloperidol, helped to reduce the positive symptoms of the disease, and greatly reduced the need for chronic hospitalization. However, these drugs, which are still in use today, are characterized by troublesome and occasionally life-threatening side effects. The most common side effect of conventional anti-psychotics is EPS or "extrapyramidal signs," which include restlessness and tremors. EPS side effects have a strongly negative impact on quality of life and tend to lead to poor patient compliance with medication.


     More recently, a new type of anti-psychotic agent, referred to as atypical due to the virtual lack of EPS side effects, has been developed. Clozapine was the first such drug. It was initially studied in the 1970s, but clinical trials were halted due to the risk of a fatal blood disorder known as agranulocytosis and a dose-dependent risk of seizures. Clozapine was reintroduced in the 1980s, with approval by the FDA for use in patients who cannot be adequately treated with typical neuroleptics, either because of lack of efficacy or side effects. Risperidone and olanzapine are other recent clozapine-like anti-psychotics.


     The newer atypical agents achieve good control of positive symptoms, partial control of negative symptoms and better patient compliance with medication due to lower levels of EPS side effects. However, schizophrenia clinicians agree that there are still substantial side effects and that the cognitive symptoms of schizophrenia are not greatly improved by any available agent. The persistence of cognitive symptoms prevents all but a few patients with schizophrenia from successfully reintegrating into society.


     Schizophrenia has long been thought to have its biochemical basis in an overactivity of dopamine pathways projecting into an area of the brain called the striatum. More recently, a developing body of evidence suggests that schizophrenia also involves an underactivity of glutamate pathways projecting into the same area. Cortex is therefore studying whether Ampakines, which increase current flow through the AMPA subtype of glutamate receptor, might have relevance to the treatment of schizophrenia.


     In late 1995, Cortex announced that Professor John Larson, at the time a University of California, Irvine neuroscientist and Cortex consultant, discovered that an Ampakine reduced stereotypic behavior (mechanical repetition of posture or movement) in rats that had been injected with methamphetamine. Reduction of methamphetamine-induced stereotypic behavior is widely used for initial screening of anti-psychotic drugs. This finding has since been extended by scientists at both UCI and Cortex to include additional Ampakines. Further, Cortex scientists have demonstrated that Ampakines in combination with either conventional or atypical anti-psychotic drugs have additive or synergistic effects in this model system.


     The Company has initiated a study at Massachusetts General Hospital with CX516 in patients with schizophrenia being treated with clozapine. This Phase I/IIa study is primarily designed as a safety study, but psychological testing is also being conducted in an attempt to obtain a preliminary indication that CX516 has an effect on psychological parameters that likely contribute to symptoms of the disease, particularly the cognitive symptoms that have thus far been resistant to treatment. Preliminary results from the first tested patients indicate that CX516 is reasonably safe in combination with clozapine and also improves performance on several tests of verbal learning, memory and problem solving. A second similar study to assess the affect of CX516 as a `mono' therapy in patients with schizophrenia was recently initiated at the National Institutes of Health in Bethesda, Maryland.


CALPAIN INHIBITOR PROGRAM

     Since 1989, the Company has been involved in research and early product development of inhibitors of the enzyme calpain. Calpain is a protease, a protein that digests other proteins. It is involved in a variety of biological processes throughout the body and has been implicated in the pathology of several diseases and disorders. These include brain damage following stroke or head injury and spasming of blood vessels (vasospasm).

     The Company's first target for calpain inhibitor therapeutics was brain damage following stroke. A stroke is a vascular event causing localized damage to the brain. There are two general categories of stroke: ischemic stroke, which is due to a blockage of blood flow, and hemorrhagic stroke, which involves a blood vessel bursting in the brain. In either case, the insult to the brain is often immediately life-threatening and initiates a cascade of molecular events that may ultimately lead to permanent brain damage. Each year more than 500,000 Americans experience a stroke. Approximately 150,000 die and most survivors are left with some degree of permanent residual disability due to damage to brain tissue.


     Interruption of the supply of oxygen and nutrients to the brain following a stroke is not in and of itself responsible for the widespread destruction of neurons that can follow. Rather, it is believed that these disruptions trigger biochemical changes that lead over a period of hours or days to death of the affected neurons. This crucial period of time between a stroke and the actual death of brain cells provides a "window of opportunity" during which a therapy might be administered to prevent or limit damage to nerve cells and thereby maintain their viability until homeostasis is re-established following an ischemic episode.


     Ischemia-induced release of excessive glutamate appears to initiate the cascade. Glutamate builds up in the extra-cellular space following a stroke, allowing an excessive amount of calcium to enter nerve cells. This in turn causes activation of certain calcium-dependent enzymes, including calpain. At higher levels of activity, calpain can degrade the neuron's cytoskeleton and cause progressively greater damage until eventually the cell is no longer able to recover.


     In 1990 and 1991, Cortex established laboratory models of ischemia and used them to identify a range of calpain inhibitor compounds that appeared to have the potential to block brain damage due to stroke and other ischemic events. In January 1992, Cortex entered into a Development and License Agreement, amended in October 1992, (the "Alkermes Agreement") with Alkermes, Inc. ("Alkermes"), a larger neuroscience company. Cortex granted to Alkermes an exclusive worldwide license, with a right to sublicense, to commercialize the Company's calpain inhibitor technology for the prevention or treatment of acute and chronic neurodegenerative diseases and disorders of the nervous system.


     Subsequently, Cortex shifted its emphasis to calpain inhibitor research outside the nervous system. The Company was particularly active in investigating a potential role of calpain inhibitors in the treatment of vasospasm and restenosis, two serious vascular disorders. The Company established preclinical research collaborations and began screening compounds for these purposes, and reported on its progress in its 1993 annual report. This report of progress included a discussion of the Company's research in cerebral vasospasm, which involved reversal of an existing spasm of blood vessels in the brain. In October 1993, Alkermes notified the Company that Alkermes believed that it had rights to this indication under the Alkermes Agreement. In November 1993, Alkermes filed an action in U.S. District Court in Massachusetts alleging that the Company had breached the Alkermes Agreement by developing calpain inhibitors for cerebral vasospasm.


     In October 1995, the Company and Alkermes agreed to a settlement of the dispute. Alkermes agreed to dismiss its action against the Company and to relinquish all rights previously granted them by the Company, as well as rights to related technologies developed by Alkermes. In connection with the settlement, the Company issued to Alkermes a $1,000,000 non-transferable, three-year promissory note accruing interest semi-annually at the federal funds rate. The Company also committed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations. In February 1998, the terms of the note were restructured to include a principal payment of $200,000 upon signing of the new agreement. The balance of the note and accrued interest are payable in October 1999 or upon consummation of a corporate partnership between Cortex and a larger pharmaceutical company, whichever is earlier. The Company has confirmed in an animal model the earlier finding that calpain inhibitors are capable of blocking vasospasm. Cortex presently intends to seek a larger pharmaceutical company partner for the further development of the calpain inhibitor technology.

MANUFACTURING

     Cortex has no experience in manufacturing pharmaceutical products and relies, and presently intends to rely, on the manufacturing and quality control expertise of contract manufacturing organizations or prospective corporate partners. There is no assurance that the Company will be able to enter into arrangements for manufacturing of its proposed products on favorable terms.

MARKETING


     The Company has no experience in the marketing of pharmaceutical products and does not anticipate having the resources to distribute and broadly market any products that it may develop. The Company will therefore continue to seek commercial development arrangements with other pharmaceutical companies for its proposed products. In entering into such arrangements, the Company may seek to retain the right to co-promote certain products in North

America. There is no assurance that the Company will be able to enter into co-promotional arrangements in connection with its licensing activities, or that co-promotional rights will lead to greater revenues for the Company.

TECHNOLOGY RIGHTS AND COLLABORATIVE AGREEMENTS

AMPA RECEPTOR MODULATING COMPOUNDS


     In 1993, Cortex entered into an agreement with the Regents of the University of California, under which Cortex secured exclusive commercial rights to AMPA receptor modulating compounds (Ampakines) for the treatment of deficits of memory and cognition. The agreement has subsequently been amended to include additional indications. The Company paid an initial license fee and is obligated to make additional payments, including license maintenance fees and patent expenses reimbursements creditable against future royalties, over the course of initiating and conducting human clinical testing and obtaining regulatory approvals. When and if sales of licensed products commence, the Company will pay royalties on net sales.

CALPAIN INHIBITORS


     Beginning in 1991, Cortex entered into a series of agreements with Georgia Tech Research Corporation, the licensing arm of the Georgia Institute of Technology ("Georgia Tech"). Under the agreements, Cortex secured exclusive commercial rights, for selected disorders, to several novel classes of chemical compounds that the Company has demonstrated are effective as calpain inhibitors. In connection with the agreements, the Company paid an initial license fee and is obligated to make additional payments, including license maintenance fees creditable against future royalties, over the course of initiating and conducting human clinical testing and obtaining regulatory approvals. When and if sales of licensed products commence, the Company will pay royalties on net sales.

PATENTS AND PROPRIETARY RIGHTS


     The Company is aggressively pursuing patent protection of its technologies. Cortex owns or has exclusive rights (within its areas of product development) to approximately 15 issued or allowed U.S. patents and a number of additional U.S. patent applications and their international counterparts.


     There is no assurance that patents, whether already issued or issuing in the future in connection with current or future patent applications, will afford effective protection against competitors with similar technology. There is also no assurance that any patents issued or licensed to Cortex will not be infringed upon or designed around by others. Further, since issuance of a patent does not guarantee the right to practice the claimed invention, there is no assurance that others will not obtain patents that the Company would then need to license or design around in order to practice its patented technologies, or that the Company would be able to obtain licenses that might be required to practice these technologies due to patents of others on reasonable terms. Additionally, any unpatented manufacture, use or sale of the Company's technology, processes or products may infringe on patents or proprietary rights of others, and the Company may be unable to obtain licenses or other rights to these other technologies that may be required for commercialization of the Company's proposed products or processes.

     Cortex relies to a certain extent upon unpatented proprietary technology and may determine in some cases that its interests would be better served by reliance on trade secrets or confidentiality agreements rather than patents. No assurance is made that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose such technology. In addition, there is no assurance that Cortex can meaningfully protect its rights in such unpatented proprietary technology or that others will not wrongfully obtain such technology.

     If Cortex is unable to obtain strong protection of its proprietary rights in its products or processes prior to or after obtaining regulatory clearance, whether through patents, trade secrets or otherwise, competitors may be able to market competing products by obtaining regulatory clearance through demonstration of equivalency to the Company's products, without being required to conduct the same lengthy clinical tests conducted by the Company.

GOVERNMENT REGULATION

     In order to test, produce and market human therapeutic products in the United States, mandatory procedures and safety standards established by the Food and Drug Administration ("FDA") must be satisfied. Obtaining FDA approval is a costly and time-consuming process. Although Cortex has initiated Phase I (safety) testing in Europe, it has not yet filed a Notice of Claimed Investigational Exemption for a New Drug ("IND") with the FDA for testing in the United States. The Company is conducting Phase I/IIa studies in the U.S. with CX516 in Alzheimer's disease patients and in patients with schizophrenia under INDs filed by its clinical collaborators. It is the Company's intent that a larger pharmaceutical company partner or partners, which the Company is seeking, will pursue the required regulatory approvals to conduct later-stage clinical tests in the United States and elsewhere.

     Clinical trials are normally conducted in three phases. Phase I trials are concerned primarily with the safety of the drug, involve fewer than 100 subjects, and may take from six months to over a year. Phase II trials normally involve a few hundred patients and are designed primarily to demonstrate effectiveness in treating or diagnosing the disease or condition for which the drug is intended, although short-term side effects and risks in people whose health is impaired may also be examined. Phase III trials may involve up to several thousand patients who have the disease or condition for which the drug is intended, to approximate more closely the conditions of ordinary medical practice. Phase III trials are also designed to clarify the drug's benefit-risk relationship, to uncover less common side effects and adverse reactions, and to generate information for proper labeling of the drug. The FDA receives reports on the progress of each phase of clinical testing, and may require the modification, suspension, or termination of clinical trials if an unwarranted risk is presented to patients. The FDA estimates that the clinical trial period of drug development can take up to ten years, and averages five years. With certain exceptions, once clinical testing is completed, the sponsor can submit a New Drug Application ("NDA") for approval to market a drug. The FDA's review of an NDA can also be lengthy.

     Therapeutic products that may be developed and sold by the Company outside the United States will be subject to regulation by the various countries in which they are to be distributed. In addition, products manufactured in the United States that have not yet been cleared for domestic distribution will require FDA approval in order to be exported to foreign countries for distribution there.

     There is no assurance that any required FDA or other governmental approval will be granted or, if granted, will not be withdrawn. Governmental regulation may substantially delay or prevent the marketing of the Company's proposed products, or cause the Company to undertake additional procedures, which may be both costly and lengthy, and thereby furnish a competitive advantage to the competitors of the Company or its licensees.


     Cortex does not have the financial and other resources to conduct the clinical testing and other procedures required to obtain approval to market its products and, accordingly, will be dependent on entering into partnerships or other collaborative arrangements with third parties with the required resources to obtain the needed approvals. Cortex intends to enter into license or other arrangements with larger pharmaceutical companies under which those companies would conduct the required clinical trials and seek FDA approval for most or all of its proposed products. There is no assurance that Cortex will be able to enter into such arrangements on favorable terms, or at all, or that such arrangements will ultimately result in obtaining the necessary governmental approvals.

COMPETITION

     The pharmaceutical industry is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including both major pharmaceutical companies and specialized biotechnology companies, are engaged in activities similar to those of Cortex. A number of drugs intended for the treatment of Alzheimer's disease, schizophrenia, depression and other neurological and psychiatric diseases and disorders are on the market or in the later stages of clinical testing. For example, over 25 drugs are under clinical investigation in the U.S. for the treatment of Alzheimer's disease. The Company's competitors have substantially greater financial and other resources and larger research and development staffs. Larger pharmaceutical company competitors also have significant experience in preclinical testing, human clinical trials and regulatory approval procedures.

     In addition, colleges, universities, governmental agencies and other public and private research organizations will continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect license fees, milestone payments and royalties in exchange for license rights to technology that they have developed, some of which may be directly competitive with that of the Company. These institutions also compete with companies such as Cortex in recruiting highly qualified scientific personnel.


     The Company expects technological developments in the neuropharmacology field to continue to occur at a rapid rate and expects that competition will remain intense as advances continue to be made. Although the Company believes, based on the technical qualifications, expertise and reputations of its Scientific Directors, consultants and other key scientists, that it will be able to compete in the discovery and early clinical development of therapeutics for neurological and psychiatric disorders, the Company does not have the resources, and does not presently intend, to compete with major pharmaceutical companies in clinical testing, manufacturing and marketing.

PRODUCT LIABILITY INSURANCE

     The clinical testing, manufacturing and marketing of the Company's products may expose the Company to product liability claims, against which the Company maintains liability insurance. Although the Company has never been subject to a product liability claim, there is no assurance that such claims will not be brought in the future, that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations.

EMPLOYEES


     As of September 30, 1998, Cortex had 18 full-time employees and had engaged 9 part-time Ph.D.-level scientific consultants. Of the 18 full-time employees, 12 are engaged in research and development and 6 are engaged in management and administrative support. The Company also sponsors a substantial amount of research in academic laboratories.

FACILITIES

     The Company leases approximately 30,000 square feet of office, research laboratory and expansion space under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. Current monthly rent on these facilities is approximately $20,000. The Company believes that this facility will be adequate for its research and development activities for at least the next three years.

LEGAL PROCEEDINGS

The Company is not a party to any material legal proceedings.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SCIENTIFIC DIRECTORS

The directors, executive officers and scientific directors of the Company are as follows:

     Name                             Age    Position
     ----------------------------------------------------------------------
     Robert F. Allnutt (2)             63    Director
     Charles J. Casamento (2)          53    Director
     Carl W. Cotman, Ph.D. (1)         58    Director, Scientific Director
     Michael G. Grey (1)               45    Director
     Gary S. Lynch, Ph.D.              55    Scientific Director
     Harvey S. Sadow, Ph.D. (2)        76    Chairman of the Board, Director
     Vincent F. Simmon, Ph.D.          55    President and Chief Executive Officer, Director
     Davis L. Temple Jr., Ph.D. (1)    55    Director

     (1) Member of the Compensation/Stock Option Committee.
     (2)    Member of the Audit Committee.


Robert F. Allnutt was elected as a director in December 1995. Since February 1995, Mr. Allnutt has been a Senior Counselor for APCO Associates, Inc., a public affairs and strategic communications company. Mr. Allnutt was Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995 and was Vice President for Governmental Relations of Communications Satellite Corporation from May 1984 until May 1985. Prior to 1984, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where his positions included Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt is a director of Cypros Pharmaceuticals, Inc., a developer and marketer of prescription pharmaceuticals. Mr. Allnutt also serves as a member of the Board of Directors of the National Health Council. Mr. Allnutt holds a B.S. in Industrial Engineering from the Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University.


Charles J. Casamento was elected to the Board of Directors of the Company in July 1997. Since June 1993, Mr. Casamento has been Chairman, President and Chief Executive Officer of RiboGene, Inc., a biopharmaceutical company based in Hayward, California. Prior to that, he was President and Chief Executive Officer of Interneuon Pharmaceuticals, a neuropharmaceutical company, from its founding in March 1989 until May 1993. From January 1986 to March 1989, he was Senior Vice President and General Manager, Pharmaceuticals & Biochemicals at Genzyme Corp., a biotechnology company. From 1970 through 1985, Mr. Casamento held senior management positions in marketing, finance and business development at Sandoz, Johnson & Johnson and American Hospital Supply Corp., where he was Vice President, Business Development and Strategic Planning for the Critical Care Division. He holds a B.S. in Pharmacy and an M.B.A. from Fordham University and is a licensed pharmacist.

Carl W. Cotman, Ph.D. has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman has been a Professor of Psychobiology, Neurology, and Psychiatry at the University of California, Irvine since 1985. He was a Professor of Psychobiology and Neurology at that University from 1983 to 1985, and has held various other teaching and research positions at that University since 1968. He chaired the Scientific Advisory Council of the American Paralysis Association and is a member of numerous professional associations and committees, including the Council of the American Society for Neurochemistry, the National Institute of Aging Task Force, the American Association for the Advancement of Science and the International Society for Neurochemistry. Dr. Cotman has served on the editorial boards of numerous scientific journals and has authored or co-authored seven books and over 400 articles in the fields of neurobiology, memory and cognition, and the recovery of function after brain injury.

Dr. Cotman holds a B.A. in Chemistry from Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.


Michael G. Grey has been a director of the Company since September 1994. From November 1994 until August 1998, Mr. Grey served as President of BioChem Therapeutic Inc., a wholly-owned subsidiary of BioChem Pharma, an international biopharmaceutical company. From January 1994 to October 1994, Mr. Grey was Senior Vice President, Corporate Development of Titan Pharmaceuticals, Inc. a biopharmaceutical holding company and President and Chief Operating Officer at Ansan, Inc., an early stage biopharmaceutical company. From 1991 until 1993, Mr. Grey served as Vice President, Corporate Development of Glaxo, Inc., and from 1989 until 1991, Mr. Grey served as Director of International Licensing of Glaxo Holdings p.l.c., and was responsible for the worldwide licensing activities of Glaxo, Inc. Mr. Grey holds a B.Sc. in Chemistry from the University of Notingham.




Gary S. Lynch, Ph.D. has been a Scientific Director of and consultant to the Company since October 1987, and served as a director of the Company from March 1988 to March 1989 and again from December 1994 to December 1995. Dr. Lynch has been a Professor in the Department of Psychobiology at the University of California, Irvine since 1981, and has held various other teaching and research positions at that University since 1969. He is a Professor at the University's Center for the Neurobiology of Learning and Memory. Dr. Lynch is a member of the Neuroscience Society and the International Brain Research Organization. He also serves on the Advisory Board of the Cognitive Neuroscience Institute. Dr. Lynch has authored and co-authored over 400 articles and a number of books in the areas of neurobiology, cognition, and memory. Dr. Lynch holds a B.A. in Psychology from the University of Delaware and a Ph.D. in Psychology from Princeton University.


Harvey S. Sadow, Ph.D. has been a director of the Company since March 1988 and Chairman of the Board of Directors since January 1991. Dr. Sadow was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a major health care company, from 1971 until his retirement in January 1988 and was Chairman of the Board of that company from 1988 through December 1990. Dr. Sadow was Chairman of the University of Connecticut Foundation, the President's Council of the American Lung Association, and the Connecticut Law Enforcement Foundation and was a member of the Board of Directors of the Pharmaceutical Manufacturers Association ("PMA") and Chairman of the Board of the PMA Foundation. Dr. Sadow is also a member of several other professional committees and societies, including the American Society for Clinical Pharmacology and Therapeutics. He has published extensively in the field of treatment of diabetes mellitus. Dr. Sadow is Chairman of Cholestech Corporation, a developer, manufacturer and seller of lipid measuring diagnostic products; a director of Penederm, Inc., a developer and marketer of specialized dermatologic products; and a director of several privately-held companies in the health care field, including Trega Biosciences, Inc., a drug development company. Dr. Sadow holds a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas, and a Ph.D. from the University of Connecticut.


Vincent F. Simmon, Ph.D. was appointed President and Chief Executive Officer and a director of the Company in May 1996 and has been the acting Chief Financial Officer and Secretary of the Company since October 13, 1998. From November 1994 to December 1995, Dr. Simmon served as Chairman, President and Chief Executive Officer of Prototek, Inc., a privately-held biopharmaceutical company focusing on the development of protease inhibitors. From March 1990 to November 1994, Dr. Simmon served as President, Chief Executive Officer and a director at Alpha 1 Biomedicals, Inc., a biotechnology company. From February 1985 to March 1990, Dr. Simmon served as Vice President for Biomedical and Biotechnology Research at W.R. Grace and Co. From 1979 to 1985, Dr. Simmon served in varying capacities including Senior Vice President of Research and Development for Genex Corporation, a genetic engineering company, and from 1973 to 1979 in varying capacities including Assistant Director, Department of Toxicology for SRI International, a consulting company. Dr. Simmon has served as a governor of the Emerging Companies Section of BIO (Biotechnology Industrial Organization) and a director of the Chemical Industries Institute for Toxicology (Research Triangle
Park). Dr. Simmon holds a B.A. in Biology and Chemistry from Amherst College, an M.S. degree from the University of Toledo in Plant Physiology and a Ph.D. degree in Molecular Biology from Brown University. Dr. Simmon was a post-doctoral fellow from 1971 to 1973 at Stanford University.


Davis L. Temple, Jr., Ph.D. has been a director of and consultant to the Company since March 1994 and served as co-member of the Office of the Chief Executive of the Company from October 1995 to May 1996. In April 1997, Dr.

Temple was appointed as Chairman and Chief Executive Officer of Cognetix, Inc, a privately held biopharmaceutical drug discovery and development company. From November 1995 until April 1997, he was a Senior Consultant for Kaufman Brothers, a New York investment bank. Prior to that, from January 1994 to November 1995 he was a Managing Director at Stover Haley Burns, Inc., a life science advisory group. From 1990 until 1993, Dr. Temple served as Vice President, CNS Drug Discovery for Bristol-Myers Squibb and from 1984 to 1990 he served as Senior Vice President, CNS Research at Bristol-Myers Company. Dr. Temple holds a B.S. degree in Pharmacy from Louisiana State University and a Ph.D. degree in Medicinal Chemistry and Pharmacology from the University of Mississippi.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Company's Board of Directors. There are no family relationships among any of the directors or officers of the Company.

OTHER OFFICER

Gary A. Rogers, Ph.D. has been Vice President, Pharmaceutical Discovery since June 1995. In February 1994, he founded Ligand Design, a private contract design and synthesis firm located in Santa Barbara. From 1987 to 1994, Dr. Rogers served as an associate research biochemist at the University of California, Santa Barbara. Prior to that, he held a succession of research and faculty positions at universities in the United States and abroad, including three years as an assistant adjunct professor of bio-organic chemistry under Dr. Paul Boyer at the University of California, Los Angeles and four years as an assistant professor at the University of Texas. Dr. Rogers is a co-inventor of the Ampakine family of AMPA receptor modulating compounds. He holds a B.S. degree in organic chemistry from the University of California, Los Angeles and a Ph.D. in bio-organic chemistry from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1998 to the Company's Chief Executive Officer and to the other executive officer employed by the Company as of June 30, 1998.

                          SUMMARY COMPENSATION TABLE

                                               Long-Term
                                          Annual Compensation                           Compensation Awards
                                     -------------------------------                  ------------------------

Name and                                                          Other Annual                        All Other
Principal Position              Year     Salary       Bonus       Compensation (2)    Options(#)     Compensation
-----------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D. (1)    1998     $203,178     $    --        $14,996                 --            $   --
President, Chief                1997      200,000      53,138         50,005                 --                --
Executive Officer               1996       25,000      20,410          3,613            180,000                --
and Acting Chief
Financial Officer
and Secretary

D. Scott Hagen (3)              1998     $149,900     $    --        $ 8,939                --             $   --
Vice President,                 1997      139,677      11,024         10,282            40,000                 --
Chief Financial Officer         1996      128,751      18,750         14,663            11,000                 --
and Secretary

_________________

(1) Dr. Simmon was appointed President and Chief Executive Officer on May 15, 1996 and became the acting Chief Financial Officer and Secretary of the Company on October 13, 1998.

(2) Represents accrued or paid-out vacation pay, sick pay and/or relocation reimbursements.

(3) Mr. Hagen resigned as Vice President, Chief Financial Officer and Secretary of the Company on October 13, 1998.


OPTION MATTERS


     There were no grants of stock options to the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1998. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1998, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1998. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and $1-7/8, the last sale price of Common Stock on June 30, 1998 as reported by Nasdaq.




                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                               Valued Realized
                                               (market price                                      Value of Unexercised
                                                 at exercise       Number of Unexercised              In-the-Money
                            Shares Acquired    less exercise         Options at FY-End             Options at FY-End
                                                                 --------------------------    --------------------------
  Name                          on Exercise            price)    Exercisable  Unexercisable    Exercisable  Unexercisable
  -----------------------------------------------------------------------------------------------------------------------
  Vincent F. Simmon, Ph.D.               0            $    0     124,999      55,001                $    0       $     0

  D. Scott Hagen                         0                 0      36,918      34,028                     0             0

_________________



EMPLOYMENT AND CONSULTING AGREEMENTS


     Vincent F. Simmon joined the Company as President and Chief Executive Officer in May 1996. His employment agreement provides for a base salary of $200,000 per year with an annual bonus, at the discretion of the Board of Directors of the Company, in cash and/or equity equal to between 15% and 50% of his base salary, subject to annual review by the Compensation Committee. In connection with his employment, Dr. Simmon was granted options to purchase 180,000 shares of Common Stock at an exercise price of $5.625 per share, representing 100% of the fair market value as of the date of grant. The options vest monthly over a three-year period commencing one month from the date of grant and have a ten-year term.


     D. Scott Hagen entered into a three-year employment agreement with the Company commencing September 1, 1988. The employment agreement was extended for additional terms, most recently as of January 1, 1998 for a term ending December 31, 1998; however, Mr. Hagen resigned from the Company on October 13, 1998. The agreement provided for a base salary of $150,000 with an annual bonus of between $10,000 and $30,000. Because Mr. Hagen's employment was terminated as a result of his voluntary resignation, he is not entitled to receive any severance payment under the employment agreement.


     Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company. Dr. Lynch receives a consulting fee of $30,000 per year and Dr. Cotman receives a consulting fee of $23,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate the respective consultants to make themselves available to the Company for consulting and advisory services for an average of three days per month. In addition to his consulting fee, Dr. Lynch will be entitled to option grants in connection with the Company's success in corporate partnering its Ampakine(R) technology. See also "Director Compensation."




DIRECTOR COMPENSATION


     Each non-employee director (other than the Chairman of the Board or those who join the Board of Directors to oversee an investment in the Company) receives $1,500 at each Board of Directors meeting attended and an additional $750 annual retainer for each committee on which he or she serves. The Chairman of the Board receives $2,500 at each Board of Directors meeting attended and an additional $750 annual retainer for each committee on which he or she serves. Effective October 5, 1998, the Board of Directors has elected to defer all future cash payments of director compensation until the Company's financial condition improves.

     Under the Company's 1996 Stock Incentive Plan, each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 6,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 7,500 shares of Common Stock upon commencement of service as a director and additional options to purchase 3,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33-1/3% on each anniversary date of the dates of grant, and are otherwise subject to the terms and provisions of the 1996 Stock Incentive Plan.

                             CERTAIN TRANSACTIONS


     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware law. In addition, each director continues to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibility under any other law, such as the federal securities laws. The Company has entered into Indemnification Agreements with each of the officers and directors that obligate the Company to indemnify them as permitted by applicable law.


     See "Employment and Consulting Agreements" for a description of certain arrangements and transactions with executive officers and directors.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of October 31, 1998, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

    DIRECTORS, NOMINEES,                             SHARES                  PERCENT OF
    OFFICERS, AND 5%                           BENEFICIALLY                 COMMON STOCK
    STOCKHOLDERS                                      OWNED              BENEFICIALLY OWNED
    --------------------------------------------------------------------------------------------
    Robert F. Allnutt                                30,125 (1)                  *

    Charles J. Casamento                             22,000 (2)                  *

    Carl W. Cotman, Ph.D.                           151,000 (3)                 1.2

    Michael G. Grey                                  22,500 (4)                  *

    D. Scott Hagen                                   40,651 (5)                  *

    Harvey S. Sadow, Ph.D.                           67,000 (6)                  *

    Vincent F. Simmon, Ph.D.                        209,600 (7)                 1.7

    Davis L. Temple, Jr., Ph.D.                      41,625 (8)                  *

    Quantum Partners LDC                            657,400 (9)                 5.4
    Soros Fund Management
    888 Seventh Avenue, 33rd Floor
    New York, NY 10106

    All officers, directors and nominees
      as a group (8 persons)                        584,501                     4.6

__________________

*    Less than one percent

(1) Includes 19,125 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(2) Includes 7,000 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(3) Includes 53,000 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(4) Includes 22,500 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(5) Includes 40,251 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(6) Includes 57,000 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(7) Includes 155,000 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(8) Includes 41,625 shares that may be purchased upon exercise of options within 60 days of October 31, 1998.

(9) According to Schedule 13G filed by George Soros (in his capacity as sole proprietor of Soros Fund Management on March 6, 1998), these shares are held for the account of Quantum Partners LDC, which has granted investment discretion to Soros Fund Management. Mr. Soros may be deemed to be beneficial owner of such shares.

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                           DESCRIPTION OF SECURITIES

GENERAL


     The authorized capital stock of the Company consists of: 20,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock (the "9% Preferred Stock"), 3,200,000 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 500 shares have been designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock") and 400 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

     As of September 30, 1998, there were 10,237,126 shares of Common Stock, 35,000 shares of 9% Preferred Stock, 150,000 shares of Series B Preferred Stock, no shares of Series D Preferred Stock and 250 shares of Series A Preferred Stock outstanding. As of the same date, investors in the Series A Preferred Stock private placement held warrants to purchase 800,000 shares of Common Stock (the "Series A Warrants"), Vector Securities International, Inc. ("Vector") held warrants to acquire 292,604 shares of Common Stock (the "Vector Warrants") and Swartz Investments, Inc. ("Swartz") and its transferees held warrants to purchase 106,195 shares of Common Stock (the "Swartz Warrants"). Also as of September 30, 1998, there were 675 record holders of Common Stock, three record holders of 9% Preferred Stock, three record holders of Series B Preferred Stock, seven record holders of Series A Preferred Stock, twelve record holders of the Series A Warrants, one record holder of the Vector Warrants and ten record holders of the Swartz Warrants.

     In addition, as of September 30, 1998 the Company had reserved an aggregate of 1,078,126 shares of Common Stock for issuance upon exercise of outstanding stock options held by employees and officers, directors and consultants to the Company, 4,667 shares for issuance upon conversion of the 9% Preferred Stock, 14,717 shares for issuance upon conversion of the Series B Preferred Stock, 2,225,297 shares for issuance upon conversion of the Series A Preferred Stock, 800,000 shares for issuance upon exercise of the Series A Warrants, 292,604 shares for issuance upon exercise of the Vector Warrants and 106,195 shares for issuance upon exercise of the Swartz Warrants.

COMMON STOCK


     Holders of shares of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by the Board of Directors, in its discretion, out of funds legally available therefor, subject to preferences that may be applicable to any outstanding shares of Preferred Stock. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all of the assets of the Company remaining after payment of liabilities and after payment of any preferential amounts to which holders of shares of the 9% Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and any other series of Preferred Stock that may be outstanding in the future, may be entitled. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares of Common Stock when issued will be, fully paid and nonassessable.

WARRANTS


     In July 1993, in connection with the appointment of Vector Securities International, Inc. as exclusive financial advisor to the Company, Cortex issued to Vector a non-redeemable warrant to purchase 12,895 shares of Common Stock at a price of $6.01 per share, as adjusted and subject to further adjustment under certain circumstances such as stock splits or stock dividends. This warrant expired unexercised on July 22, 1998.

     In December 1993, in connection with the closing of a private placement of 2,750,000 shares of Common Stock, for which Vector acted as placement agent, the Company issued to Vector a similar warrant to purchase 274,200 shares of Common Stock at a price of $9.375 per share at any time through November 30, 1998. As consideration for Vector's assistance in reaching the settlement with Alkermes, this warrant was canceled and reissued as a new warrant to purchase 310,345 shares of the Company's Common Stock at $4.06 per share, as adjusted and subject to further adjustment, at any time through January 15, 2000.

     As consideration for its agreement to provide financial advisory services related to corporate finance transactions and corporate partnering activities, as amended and extended in November 1994, Vector was issued a six-year non-redeemable warrant to purchase 49,297 shares of the Company's Common Stock at $3.55 per share, subject to adjustment under certain circumstances. Warrants to purchase 7,041 shares of the Company's Common Stock vested immediately, and warrants to purchase 21,128 shares of the Company's Common Stock will vest upon the consummation of each strategic alliance, as defined, when and as secured by Vector.

     In connection with the December 1995 private placement of 160 shares of Series C Preferred Stock, the Company issued to the placement agent for the transaction a five-year non-redeemable warrant to purchase 106,195 shares of Common Stock at a price of $2.825 per share subject to adjustment under certain circumstances. The warrants contain cashless exercise provisions and include piggyback registration rights.

     In connection with the June 1997 private placement of 400 shares of Series A Preferred Stock, the Company issued to the eleven participating institutional investors four-year non-redeemable warrants to purchase an aggregate of 800,000 shares of Common Stock at a price of $3.08 per share, subject to adjustment under certain circumstances.

     In connection with the restructuring of the note payable to Alkermes, Inc., in February 1998 the Company issued to Alkermes a five-year warrant to purchase 75,000 shares of Common Stock at an exercise price of $1.55 per share, representing the average of the high and low sale prices of Cortex Common Stock as reported on the Nasdaq SmallCap Market on the date of the restructuring.

PREFERRED STOCK


     The holders of the 9% Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except as and to the extent provided by applicable law. The holders of the 9% Preferred Stock are entitled to receive cumulative dividends, from and after June 15, 1989, at the rate of $.09 per share per annum, out of funds legally available therefor, when and as declared by the Board of Directors. Upon any liquidation, dissolution or winding up of the Company, or any merger or consolidation of the Company or other transaction in which more than 50% of the Company's voting power is transferred (except for an issuance of the Company's securities), the holders of the 9% Preferred Stock are entitled to receive an amount equal to $1.00 per share plus accrued and unpaid dividends. The holders of the 9% Preferred Stock are not entitled to share in assets remaining after such preference is satisfied. The Company has the right at any time to redeem the 9% Preferred Stock, in whole or in part, upon not less than 30 days' nor more than 60 days' written notice, at a price of $1.00 per share.

     Each share of 9% Preferred Stock is convertible at any time at the option of the holder thereof into approximately 0.1333 shares of Common Stock, at an effective conversion price of $7.50 per share, subject to adjustment under certain circumstances. Upon conversion of 9% Preferred Stock, accrued and unpaid dividends pertaining thereto do not convert to Common Stock, but rather are credited to additional paid-in capital.

     The holders of Series B Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except as and to the extent provided by applicable law. In the event of any liquidation, dissolution, winding-up or other distribution of the assets of the Company, holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference to holders of 9% Preferred Stock, an amount equal to $0.6667 per share of Series B Preferred Stock. The Company has the right to redeem the Series B Preferred Stock for $0.6667 per share. Each share of Series B Preferred Stock is convertible at any time at the option of the holder thereof into approximately 0.09812 shares of Common Stock at an effective conversion price of $6.795 per share, subject to adjustment under certain circumstances.

     Holders of the Series A Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except as to the extent provided by law. Each share of Series A Preferred is convertible into Common Stock at an effective conversion price based on the lowest of the dollar volume weighted average sales prices of the common stock during the five trading days immediately preceding the date of conversion (the "Average Stock Price"). The effective conversion price will be equal to 80% of the Average Stock Price if the Average Stock Price is greater than $2.50 per share; $2.00 per share if the Average Stock Price is less than $2.50 but greater than $2.10 per share; or 95% of the Average Stock Price if the Average Stock Price is less than or equal to $2.10 per share. The applicable conversion rate is subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series A Preferred Stock until the applicable conversion. Provided the effective conversion price for a given conversion is equal to or greater than $2.75 per share, the holder of the Series A Preferred Stock may purchase up to the same number of shares of Common Stock as such holder is acquiring upon such conversion of Series A Preferred Stock, at such effective price. Any election to exercise this right to purchase additional shares must be made at the time of conversion of the related Series A Preferred Stock and is forfeited to the extent that it is not fully exercised at such time. Holders of the Series A Preferred Stock have a liquidation preference, after payment of full liquidation preference to holders of the 9% Preferred Stock and Series B Preferred Stock, of an amount equal to $10,000 per share plus six percent per annum or portion thereof that such share is outstanding. The holder may elect to redeem the Series A Preferred Stock under certain circumstances, such as the delisting of the Company's Common Stock from Nasdaq, at prices up to 125% of the liquidation preference. Any shares of Series A Preferred Stock that remain outstanding three years from the date of issuance automatically convert into Common Stock at the then applicable rate of conversion.

     The Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of Preferred Stock, of which 549,100 shares remain undesignated. The Board of Directors, within the limitations and restrictions contained in the Restated Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue this undesignated Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares entitled to vote and by the creation of class or series voting rights. In addition, any further issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Other than the shares of 9% Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, there are no shares of Preferred Stock currently issued and outstanding and the Company has no present plans to issue any additional shares of Preferred Stock or to establish or designate any new series of Preferred Stock.

TRANSFER AGENT AND WARRANT AGENT

     American Stock Transfer and Trust Company, 40 Wall Street, New York, New York, 10005 serves as Transfer Agent for the Common Stock, 9% Preferred Stock and Series B Preferred Stock of the Company.

                             SELLING STOCKHOLDERS

The Shares are to be offered by and for the respective accounts of the Selling Stockholders. The number of Shares which each Selling Stockholder may offer is as follows:


                                                                   Shares offered
                                                                         pursuant
                                         Owned Before Offering (1)        to this     Owned After Offering
                                         ---------------------                        --------------------
Selling Stockholder                          Shares    Percent         Prospectus     Shares      Percent
-----------------------------------------------------------------------------------------------------------
Nelson Partners                              150,000       1.2          1,316,109 (2)      0            0
Olympus Securities, Ltd.                     150,000       1.2          1,316,109 (2)      0            0
Heracles Fund                                100,000         *            100,000 (2)      0            0
Themis Partners L.P.                         100,000         *            100,000 (2)      0            0
MichaelAngelo, L.P.                           30,000         *             30,000 (2)      0            0
Raphael, L.P.                                 30,000         *             30,000 (2)      0            0
Angelo, Gordon & Co. L.P.                     22,500         *            251,149 (2)      0            0
GAM Arbitrage Investments, Inc.               22,500         *             22,500 (2)      0            0
AG Super Fund, L.P.                           15,000         *             15,000 (2)      0            0
AG Super Fund International
  Partners, L.P.                              15,000         *             15,000 (2)      0            0
AG Long Term Super Fund, L.P.                 15,000         *             15,000 (2)      0            0
Bronnum, Dwight B.                             1,500         *              1,500          0            0
Bury, Lance T.                                 5,000         *              5,000          0            0
Enigma Investments                             3,451         *              3,451          0            0
Hale, Joseph H.                               13,274         *             13,274          0            0
Hathorn, P. Bradford                           5,000         *              5,000          0            0
Hopkins, Robert L.                             1,500         *              1,500          0            0
Kendrick Family Partnership L.P.              32,987         *             32,987          0            0
Krusen, Charles                                8,496         *              8,496          0            0
Peteler, David K.                              2,000         *              2,000          0            0
Swartz Family Partnership, L.P.               32,987         *             32,987          0            0
Vector Securities International, Inc.        359,642 (3)   2.8            359,642          0            0
Promethean Investment Group, L.L.C.          150,000 (4)   1.2            150,000          0            0

________________________
  *   Less than one percent

(1) Represents shares of Common Stock that may be acquired upon exercise of warrants.

(2) Together these investors hold, in the aggregate, 112 shares of Series A Preferred Stock and warrants to purchase 650,000 shares of Common Stock. The Series A Preferred Stock is convertible into Common Stock at conversion prices that may vary and, at conversion prices greater than or equal to $2.75 per share of Common Stock, gives rise to a right to purchase additional shares of Common Stock at the effective conversion price. See "Description of Securities -- Preferred Stock." In order to provide for the effects of possible future declines in the market value of the Company's Common Stock, the number of shares owned before the offering and the number of shares offered pursuant to the Prospectus in the table above have been adjusted upward by approximately 25% from the number of shares that would apply were all of the shares of Series A Preferred Stock converted into shares of Common Stock as of November 4, 1998. The amounts listed above include shares issuable upon conversion of Series A Preferred Stock and exercise of the warrants, but do not include any shares issuable upon exercise of the right to purchase additional shares. Depending on the date of conversion, the then current sales price of the Common Stock and whether any additional purchase rights are exercised, the exact number of shares of Common Stock issued upon conversion may increase or decrease from the amounts listed above. See "Risk Factors - Shares Eligible for Future Sale; Dilution; Control" and "Description of Securities - Preferred Stock."

(3) Vector Securities International, Inc. acts as an advisor to the Company on corporate partnering matters. See "Description of Securities --
     Warrants."

(4) Acquired upon transfer of warrants originally issued to holders of the Series A Preferred Stock.

                             PLAN OF DISTRIBUTION

     The Company has been advised by each Selling Stockholder that the Selling Stockholder may sell its Shares from time to time in transactions on Nasdaq in negotiated transactions, by writing options on the Shares or by a combination of these methods, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom the broker-dealer may act as an agent or to whom they may sell the Shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

     The Selling Stockholders and broker-dealers who act in connection with the sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and profits on any resale of the Shares as a principal may be deemed to be underwriting discounts and commissions under the Securities Act.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                    EXPERTS

     The financial statements of Cortex Pharmaceuticals, Inc. at June 30, 1998 and 1997, for each of the two years in the period ended June 30, 1998, and for the period from inception (February 10, 1987) through June 30, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the Financial Statements appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     [This page intentionally left blank]

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                  PAGE
                                                                                                 ------
Report of Independent Auditors..................................................................   F-2

Balance Sheets -- As of September 30, 1998 (unaudited), June 30, 1998 and
  June 30, 1997.................................................................................   F-3

Statements of Operations -- For the three-month periods ended September 30, 1998 and
  1997 (unaudited), the period from inception (February 10, 1987) through September 30,
  1998 (unaudited), the years ended June 30, 1998 and 1997, and the period from inception
  (February 10, 1987) through June 30, 1998.....................................................   F-4

Statements of Stockholders' Equity -- For the period from
  inception (February 10, 1987) through September 30, 1998 (unaudited as to the three-month
  period ended September 30, 1998)..............................................................   F-5

Statements of Cash Flows -- For the three-month periods ended September 30, 1998 and
  1997 (unaudited), the period from inception (February 10, 1987) through September 30,
  1998 (unaudited), the years ended June 30, 1998 and 1997, and the period from inception
  (February 10, 1987) through June 30, 1998.....................................................   F-10

Notes to Financial Statements...................................................................   F-11

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


THE STOCKHOLDERS AND BOARD OF DIRECTORS
CORTEX PHARMACEUTICALS, INC.


We have audited the accompanying balance sheets of Cortex Pharmaceuticals, Inc. (a development stage enterprise) as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1998 and for the period from inception (February 10, 1987) through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cortex Pharmaceuticals, Inc. (a development stage enterprise) at June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1998 and for the period from inception (February 10, 1987) through June 30, 1998, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that Cortex Pharmaceuticals, Inc. will continue as a going concern. As discussed in Note 1, the Company is in the development stage and realization of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Additionally, successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining additional financing adequate to support the Company's cost structure. Accordingly, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                             /s/ Ernst & Young LLP


San Diego, California
July 17, 1998

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
BALANCE SHEETS

                                                            (Unaudited)
                                                     September 30, 1998    June 30, 1998    June 30, 1997
---------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                 $  1,099,420     $  2,124,008     $  7,568,803
 Other current assets                                            29,002           71,566           71,530
                                                           ------------     ------------     ------------
  Total current assets                                        1,128,422        2,195,574        7,640,333

Furniture, equipment and leasehold improvements, net            605,392          655,419          669,844
Other                                                            23,853           23,853           23,130
                                                           ------------     ------------     ------------
                                                           $  1,757,667     $  2,874,846     $  8,333,307
                                                           ============     ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                          $    465,942     $    408,047     $    501,603
 Accrued dividends                                               26,775           26,775           74,250
 Accrued wages, salaries and related expenses                    60,853           62,475           58,683
 Current obligations under capital lease                             --               --            1,499
                                                           ------------     ------------     ------------
  Total current liabilities                                     553,570          497,297          636,035

Note payable to Alkermes, Inc.                                  961,159          948,253        1,092,265
Redeemable preferred stock:
 Series A convertible preferred stock, $0.001
  par value; $10,000 per share liquidation
  preference; shares authorized: 400; shares
  issued and outstanding: 250 (September 30,
  1998 and June 30, 1998) and 400 (June 30, 1997)             2,460,450        2,460,450        3,936,720
Stockholders' equity:
 9% cumulative convertible preferred stock, $0.001
  par value; $1.00 per share liquidation preference;
  shares authorized: 1,250,000; shares issued and
  outstanding: 35,000 (September 30, 1998 and
  June 30, 1998) and 110,000 (June 30, 1997)                     35,000           35,000          110,000
 Series B convertible preferred stock, $0.001 par
  value; $0.6667 per share liquidation preference;
  shares authorized: 3,200,000; shares issued and
  outstanding: 150,000                                           86,810           86,810           86,810
 Common stock, $0.001 par value; shares authorized:
  20,000,000; shares issued and outstanding: 10,237,126
  (September 30, 1998 and June 30, 1998) and
  9,394,249 (June 30, 1997)                                      10,237           10,237            9,394
 Additional paid-in capital                                  36,276,202       36,276,202       34,643,526
 Deficit accumulated during the development stage           (38,625,761)     (37,439,403)     (32,181,443)
                                                           ------------     ------------     ------------
  Total stockholders' equity                                 (2,217,512)      (1,031,154)       2,668,287
                                                           ------------     ------------     ------------
                                                           $  1,757,667     $  2,874,846     $  8,333,307
                                                           ============     ============     ============


    See accompanying notes.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF OPERATIONS

                                                                       (Unaudited)
                                                                       Period from                                      Period from
                                                                         inception                                        inception
                                                 (Unaudited)         (February 10,                                    (February 10,
                                             Three months ended      1987) through                                    1987) through
                                                September 30,        September 30,   Years ended through June 30,          June 30,
                                          -------------------------                  ----------------------------
                                                 1998          1997           1998          1998             1997              1998
-----------------------------------------------------------------------------------------------------------------------------------
Revenues:
 Research and license revenue             $        --   $        --   $  3,730,000   $   130,000      $        --      $  3,730,000
 Grant revenue                                     --            --         94,717            --               --            94,717
                                          -----------   -----------   ------------   -----------      -----------      ------------
   Total revenues                                  --            --      3,824,717       130,000               --         3,824,717
                                          -----------   -----------   ------------   -----------      -----------      ------------

Operating expenses:
 Research and development                     839,281       947,737     27,192,143     4,007,466        3,376,284        26,352,862
 General and administrative                   354,693       439,258     13,698,941     1,584,369        1,709,320        13,344,248
 Settlement with Alkermes, Inc.                    --            --      1,227,977            --               --         1,227,977
                                          -----------   -----------   ------------   -----------      -----------      ------------
   Total operating expenses                 1,193,974     1,386,995     42,119,061     5,591,835        5,085,604        40,925,087
                                          -----------   -----------   ------------   -----------      -----------      ------------
Loss from operations                       (1,193,974)   (1,386,995)   (38,294,344)   (5,461,835)      (5,085,604)      (37,100,370)

Interest income, net                            7,616        79,590      1,700,422       203,875          155,624         1,692,806
                                          -----------   -----------   ------------   -----------      -----------      ------------
Net loss before preferred
 stock accretion
 and dividends                            $(1,186,358)  $(1,307,405)  $(36,593,922)  $(5,257,960)     $(4,929,980)     $(35,407,564)
                                          -----------   -----------   ------------   -----------      -----------      ------------

Preferred stock accretion
  and dividends:
 Accretion of and
  dividends on 9%
  Cumulative
   Convertible Preferred Stock                     --            --        607,924         3,150            9,900           607,924
 Imputed dividends for
  Series D Convertible
   Preferred Stock                                 --            --        879,672            --          879,672           879,672
 Imputed dividends for
  Series A Convertible
   Preferred Stock                                 --            --      1,012,493            --        1,012,493         1,012,493
                                          -----------   -----------   ------------   -----------      -----------      ------------
Net loss applicable to common stock       $(1,186,358)  $(1,307,405)  $(39,094,011)  $(5,261,110)     $(6,832,045)     $(37,907,653)
                                          ===========   ===========   ============   ===========      ===========      ============

Weighted average common shares
 outstanding                               10,237,126     9,397,510                    9,575,663        8,252,047
                                          ===========   ===========                  ===========      ===========
Net loss per share                        $     (0.12)  $     (0.14)                 $     (0.55)     $     (0.83)
                                          ===========   ===========                  ===========      ===========

     See accompanying notes.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY


                                                          9%       Series B        Series C      Series D
                                                 convertible    convertible     convertible   convertible              Additional
                                                   preferred      preferred       preferred     preferred    Common       paid-in
                                                       stock          stock           stock         stock     stock       capital
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, FEBRUARY 10, 1987
  (date of inception)                            $        --   $        --   $         --   $        --   $      --   $         --
  Sale of 1,420,000 shares of common stock,
    $0.005 per share                                      --            --             --            --       1,420          5,680
  Sale of 500,000 shares of common stock,
    $2.50 per share, net of expenses                      --            --             --            --         500      1,076,089
  Issuance of 11,000 shares of common stock
    for services, $2.50 per share                         --            --             --            --          11         27,489
  9% preferred stock accretion                            --            --             --            --          --             --
  Net loss                                                --            --             --            --          --             --
                                                 -----------   -----------   ------------   -----------   ---------   ------------
BALANCE, JUNE 30, 1988                                    --            --             --            --       1,931      1,109,258

  Conversion of subordinated convertible note
    and interest payable into 83,868 shares of
    common stock, $2.50 per share                         --            --             --            --          84        209,586
  Issuance of 500 shares of common stock for
    services, $2.50 per share                             --            --             --            --           1          1,249
  Conversion of 5,000 shares of 9% preferred
    stock into 3,333 shares of common stock               --            --             --            --           3         22,903

  9% preferred stock dividends                            --            --             --            --          --        (55,125)
  9% preferred stock accretion                            --            --             --            --          --             --
  Net loss                                                --            --             --            --          --             --
                                                 -----------   -----------   ------------   -----------   ---------   ------------
BALANCE, JUNE 30, 1989                                    --            --             --            --       2,019      1,287,871

  Initial public offering of 660,000 shares of
    common stock, $10.00 per share,
    net of expenses                                       --            --             --            --         660      5,244,230
  Redemption of 70,000 shares of common
    stock, $0.005 per share                               --            --             --            --         (70)          (280)
  9% preferred stock dividends                            --            --             --            --          --       (110,250)
  9% preferred stock accretion                            --            --             --            --          --             --
  Net loss                                                --            --             --            --          --             --
                                                 -----------   -----------   ------------   -----------   ---------   ------------
BALANCE, JUNE 30, 1990                                    --            --             --            --       2,609      6,421,571


  Sale of 3,181,253 shares of Series B

    convertible preferred stock, $0.6667
    per share, net of expenses                            --     1,841,108             --            --          --             --
  Conversion of 182,200 shares of 9% preferred
    stock into 24,293 shares of common stock              --            --             --            --          24        170,039

  Issuance of compensatory stock options                  --            --             --            --          --        330,084
  Amortization of deferred compensation                   --            --             --            --          --             --
  9% preferred stock dividends                            --            --             --            --          --        (85,653)
  9% preferred stock accretion                            --            --             --            --          --             --
  Net loss                                                --            --             --            --          --             --
                                                 -----------   -----------   ------------   -----------   ---------   ------------
BALANCE, JUNE 30, 1991                           $        --   $ 1,841,108   $         --   $        --   $   2,633   $  6,836,041
                                                 -----------   -----------   ------------   -----------   ---------   ------------

                                                                     Unrealized loss         Deficit
                                                                        on available     accumulated
                                                                       for sale U.S.      during the
                                                        Deferred          Government     development
                                                    compensation          securities           stage           Total
----------------------------------------------------------------------------------------------------------------------------
BALANCE, FEBRUARY 10, 1987
  (date of inception)                                $        --          $      --      $        --     $        --
  Sale of 1,420,000 shares of common stock,
    $0.005 per share                                          --                 --               --           7,100
  Sale of 500,000 shares of common stock,
    $2.50 per share, net of expenses                          --                 --               --       1,076,589
  Issuance of 11,000 shares of common stock
    for services, $2.50 per share                             --                 --               --          27,500
  9% preferred stock accretion                                --                 --           (2,560)         (2,560)
  Net loss                                                    --                 --         (400,193)       (400,193)
                                                     -----------        -----------     ------------     -----------
BALANCE, JUNE 30, 1988                                        --                 --         (402,753)        708,436

  Conversion of subordinated convertible note

    and interest payable into 83,868 shares of
    common stock, $2.50 per share                             --                 --               --         209,670
  Issuance of 500 shares of common stock for
    services, $2.50 per share                                 --                 --               --           1,250
  Conversion of 5,000 shares of 9% preferred
    stock into 3,333 shares of common stock                   --                 --               --          22,906
  9% preferred stock dividends                                --                 --               --         (55,125)
  9% preferred stock accretion                                --                 --          (32,733)        (32,733)
  Net loss                                                    --                 --       (1,222,517)     (1,222,517)
                                                     -----------        -----------     ------------     -----------
BALANCE, JUNE 30, 1989                                        --                 --       (1,658,003)       (368,113)

  Initial public offering of 660,000 shares of
    common stock, $10.00 per share,
    net of expenses                                           --                 --               --       5,244,890
  Redemption of 70,000 shares of common
    stock, $0.005 per share                                   --                 --               --            (350)
  9% preferred stock dividends                                --                 --               --        (110,250)
  9% preferred stock accretion                                --                 --          (33,064)        (33,064)
  Net loss                                                    --                 --       (2,187,870)     (2,187,870)
                                                     -----------        -----------     ------------     -----------
BALANCE, JUNE 30, 1990                                        --                 --       (3,878,937)      2,545,243

  Sale of 3,181,253 shares of Series B
    convertible preferred stock, $0.6667
    per share, net of expenses                                --                 --               --       1,841,108
  Conversion of 182,200 shares of 9% preferred
    stock into 24,293 shares of common stock                  --                 --               --         170,063
  Issuance of compensatory stock options                (291,938)                --               --          38,146
  Amortization of deferred compensation                   90,016                 --               --          90,016
  9% preferred stock dividends                                --                 --               --         (85,653)
  9% preferred stock accretion                                --                 --          (32,075)        (32,075)
  Net loss                                                    --                 --       (2,593,968)     (2,593,968)
                                                     -----------        -----------     ------------     -----------
BALANCE, JUNE 30, 1991                                 $(201,922)       $        --     $ (6,504,980)    $ 1,972,880
                                                     -----------        -----------     ------------     -----------

      Continued...

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(Continued)

                                                            9%          Series B        Series C         Series D
                                                   convertible       convertible     convertible      convertible
                                                     preferred         preferred       preferred        preferred       Common
                                                         stock             stock           stock            stock        stock
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1991                            $        --        $ 1,841,108     $        --      $        --     $  2,633

  Sale of 150,000 shares of common stock to
    Alkermes, Inc., $10.00 per share                       --                 --              --               --          150
  Conversion of 306,275 shares of 9% preferred
    stock into 40,835 shares of common stock                                  --              --               --           40
  Conversion of 1,525,003 shares of Series B
    preferred stock into 149,629 shares of
    common stock                                           --           (882,576)             --               --          150
  Issuance of 73,979 shares of common stock
    upon exercise of stock options                         --                 --              --               --           74
  Issuance of two shares of common stock upon
    exercise of warrants                                   --                 --              --               --           --
  Issuance of compensatory stock options                   --                 --              --               --           --
  Forfeiture of compensatory stock options                 --                 --              --               --           --
  Amortization of deferred compensation                    --                 --              --               --           --
  9% preferred stock dividends                             --                 --              --               --           --
  9% preferred stock accretion                             --                 --              --               --           --
  Net loss                                                 --                 --              --               --           --
                                                  -----------        -----------     -----------      -----------     --------
BALANCE, JUNE 30, 1992                                     --            958,532              --               --        3,047

  Conversion of 287,150 shares of 9% preferred
    stock into 38,287 shares of common stock               --                 --              --               --           38
  Conversion of 1,081,250 shares of Series B
    preferred stock into 106,088 shares of
    common stock                                           --           (625,758)             --               --          106
  Redemption of 12,627 shares of common
    stock, $7.65 per share                                 --                 --              --               --          (12)
  Issuance of 30,789 shares of common stock
    upon exercise of stock options                         --                 --              --               --           31
  Issuance of compensatory stock options                   --                 --              --               --           --
  Amortization of deferred compensation                    --                 --              --               --           --
  9% preferred stock dividends                             --                 --              --               --           --
  9% preferred stock accretion                             --                 --              --               --           --
  Net loss                                                 --                 --              --               --           --
                                                  -----------        -----------     -----------      -----------     --------
BALANCE, JUNE 30, 1993                            $        --        $   332,774     $        --      $        --     $  3,210
                                                  -----------        -----------     -----------      -----------     --------

                                                                                     Unrealized loss          Deficit
                                                                                        on available      accumulated
                                                       Additional                      for sale U.S.       during the
                                                          paid-in          Deferred       Government      development
                                                          capital      compensation       securities            stage        Total
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1991                               $  6,836,041      $  (201,922)     $        --     $ (6,504,980)  $ 1,972,880

  Sale of 150,000 shares of common stock to
    Alkermes, Inc., $10.00 per share                    1,499,850               --               --               --     1,500,000
  Conversion of 306,275 shares of 9% preferred
    stock into 40,835 shares of common stock              335,283               --               --               --       335,323
  Conversion of 1,525,003 shares of Series B
    preferred stock into 149,629 shares of
    common stock                                          882,426               --               --               --            --
  Issuance of 73,979 shares of common stock
    upon exercise of stock options                        110,313               --               --               --       110,387
  Issuance of two shares of common stock upon
    exercise of warrants                                       27               --               --               --            27
  Issuance of compensatory stock options                   24,532          (19,375)              --               --         5,157
  Forfeiture of compensatory stock options               (146,182)         146,182               --               --            --
  Amortization of deferred compensation                        --           58,567               --               --        58,567
  9% preferred stock dividends                            (68,906)              --               --               --       (68,906)
  9% preferred stock accretion                                 --               --               --          (23,242)      (23,242)
  Net loss                                                     --               --               --       (2,354,770)   (2,354,770)
                                                     ------------      -----------      -----------     ------------   -----------
BALANCE, JUNE 30, 1992                                  9,473,384          (16,548)              --       (8,882,992)    1,535,423

  Conversion of 287,150 shares of 9% preferred
    stock into 38,287 shares of common stock              360,398               --               --               --       360,436
  Conversion of 1,081,250 shares of Series B
    preferred stock into 106,088 shares of
    common stock                                          625,652               --               --               --            --
  Redemption of 12,627 shares of common
    stock, $7.65 per share                                (96,662)              --               --               --       (96,674)
  Issuance of 30,789 shares of common stock
    upon exercise of stock options                         60,915               --               --               --        60,946
  Issuance of compensatory stock options                  350,000         (280,000)              --               --        70,000
  Amortization of deferred compensation                        --           36,897               --               --        36,897
  9% preferred stock dividends                            (53,028)              --               --               --       (53,028)
  9% preferred stock accretion                                 --               --               --          (16,000)      (16,000)
  Net loss                                                     --               --               --         (761,536)     (761,536)
                                                     ------------      -----------      -----------     ------------   -----------
BALANCE, JUNE 30, 1993                               $ 10,720,659      $  (259,651)     $        --     $ (9,660,528)  $ 1,136,464
                                                     ------------      -----------      -----------     ------------   -----------

      Continued............

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(Continued)

                                                   9%      Series B        Series C       Series D
                                          convertible   convertible     convertible    convertible                Additional
                                            preferred     preferred       preferred      preferred    Common        paid-in
                                                stock         stock           stock          stock     stock        capital
                                          -----------------------------------------------------------------------------------

BALANCE, JUNE 30, 1993                    $       --   $   332,774    $         --    $        --   $  3,210    $10,720,659

  Sale of 2,750,000 shares
   of common stock, $5.00 per
   share, net of expenses                         --            --              --             --      2,750     12,359,611
  Sale of 103,577 shares of common
   stock, $6.40 per share, net of
   expenses                                       --            --              --             --        104        510,707
  Conversion of 15,625 shares of
   9% preferred stock into 2,083
   shares of common stock                         --            --              --             --          2         20,545
  Conversion of 50,000 shares of Series
   B preferred stock into 4,906 shares
   of common stock                                --       (28,937)             --             --          5         28,932
  Issuance of compensatory stock options          --            --              --             --         --        100,625
  Amortization of deferred compensation           --            --              --             --         --             --
  Issuance of 3,401 shares of common
   stock upon exercise of stock
   options                                        --            --              --             --          3          6,461
  9% preferred stock dividends                    --            --              --             --         --        (39,038)
  Unrealized loss on available for
   sale U.S. Government securities                --            --              --             --         --             --
  Net loss                                        --            --              --             --         --             --
                                          ----------   -----------    ------------    -----------   --------    -----------
BALANCE, JUNE 30, 1994                            --       303,837              --             --      6,074     23,708,502

  Reclassification of
   unredeemed 9% preferred stock             370,000            --              --             --         --             --
  Issuance of warrants to purchase
   265,000 shares of common stock                 --            --              --             --         --        232,746
  Adjustment of accrued dividends for
   redemption of 9% preferred stock               --            --              --             --         --         25,819
  Issuance of 11,272 shares of common stock
   upon exercise of stock options                 --            --              --             --         11         24,023
  Amortization of deferred compensation           --            --              --             --         --             --
  9% preferred stock dividends                    --            --              --             --         --        (33,300)
  Decrease in unrealized loss on available
   for sale U.S. Government securities            --            --              --             --         --             --
  Net loss                                        --            --              --             --         --             --
                                          ----------   -----------    ------------    -----------   --------    -----------
BALANCE, JUNE 30, 1995                    $  370,000   $   303,837    $         --    $        --   $  6,085    $23,957,790
                                          ----------   -----------    ------------    -----------   --------    -----------
                                                          Unrealized loss         Deficit
                                                             on available     accumulated
                                                            for sale U.S.      during the
                                           Deferred            Government     development
                                           compensation        securities           stage         Total
                                          -------------------------------------------------------------
BALANCE, JUNE 30, 1993                       $(259,651)   $           --    $ (9,660,528)   $ 1,136,464

  Sale of 2,750,000 shares
   of common stock, $5.00 per share,
   net of expenses                                  --                --              --     12,362,361
  Sale of 103,577 shares of common
   stock, $6.40 per share, net
   of expenses                                      --                --              --        510,811
  Conversion of 15,625 shares of 9%
   preferred stock into 2,083 shares
   of common stock                                  --                --              --         20,547
  Conversion of 50,000 shares of Series B
   preferred stock into 4,906 shares of
   common stock                                     --                --              --             --
  Issuance of compensatory stock options            --                --              --        100,625
  Amortization of deferred compensation         58,200                --              --         58,200
  Issuance of 3,401 shares of common
   stock upon exercise of stock options             --                --              --          6,464
  9% preferred stock dividends                      --                --              --        (39,038)
  Unrealized loss on available for sale
    U.S. Government securities                      --          (163,562)             --       (163,562)
  Net loss                                          --                --      (4,704,991)    (4,704,991)
                                           -----------       -----------    ------------    -----------
BALANCE, JUNE 30, 1994                        (201,451)         (163,562)    (14,365,519)     9,287,881

  Reclassification of
   unredeemed 9% preferred stock                    --                --              --        370,000
  Issuance of warrants to purchase
   265,000 shares of common stock                   --                --              --        232,746
  Adjustment of accrued dividends for
   redemption of 9% preferred stock                 --                --              --         25,819
  Issuance of 11,272 shares of common stock
   upon exercise of stock options                   --                --              --         24,034
  Amortization of deferred compensation         56,092                --              --         56,092
  9% preferred stock dividends                      --                --              --        (33,300)
  Decrease in unrealized loss on available
   for sale U.S. Government securities              --           144,956              --        144,956
  Net loss                                          --                --      (6,835,532)    (6,835,532)
                                           -----------       -----------    ------------    -----------
BALANCE, JUNE 30, 1995                       $(145,359)        $ (18,606)   $(21,201,051)   $ 3,272,696
                                           -----------       -----------    ------------    -----------

      Continued............

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(Continued)


                                                                9%          Series B       Series C      Series D

                                                       convertible       convertible    convertible   convertible
                                                         preferred         preferred      preferred     preferred        Common

                                                             stock             stock          stock         stock         stock

-------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1995                                 $   370,000       $   303,837    $        --   $        --   $     6,085

  Sale of 160 shares of Series C convertible
    preferred stock, $25,000 per share,
    net of expenses                                             --                --      3,576,544            --            --
  Issuance of warrants to purchase 106,195 shares
    of common stock                                             --                --       (136,654)           --            --
  Conversion of 260,000 shares of 9% preferred
    stock into 34,667 shares of common stock              (260,000)               --             --            --            35
  Conversion of 375,000 shares of Series B
    preferred stock into 36,793 shares of common
    stock                                                       --          (217,027)            --            --            37
  Conversion of 125 shares of Series C preferred
    stock into 1,133,037 shares of common stock                 --                --     (2,687,414)           --         1,133
  Adjustment of accrued dividends for conversion of
    9% preferred stock                                          --                --             --            --            --
  Issuance of 205,878 shares of common stock
    upon exercise of stock options                              --                --             --            --           206
  Amortization of deferred compensation                         --                --             --            --            --
  Reversal of unamortized deferred compensation
    upon resignation of Chief Executive Officer                 --                --             --            --            --
  9% preferred stock dividends                                  --                --             --            --            --
  Decrease in unrealized loss on available for
    sale U.S. Government securities                             --                --             --            --            --
  Net loss                                                      --                --             --            --            --
                                                       -----------       -----------   ------------   -----------   -----------
BALANCE, JUNE 30, 1996                                     110,000            86,810        752,476            --         7,496

  Series A preferred stock imputed dividends                    --                --             --            --            --
  Sale of 400 shares of Series D convertible
    preferred stock, $10,000 per share, net of
    expenses                                                    --                --             --     3,719,636            --
  Series D preferred stock imputed dividends                    --                --             --            --            --
  Conversion of 35 shares of Series C convertible
    preferred stock into 384,574 shares of common
    stock                                                       --                --       (752,476)           --           384
  Conversion of 400 shares of Series D convertible
    preferred stock into 1,433,437 shares of
    common stock                                                --                --             --    (3,719,636)        1,433
  Issuance of 50,000 shares of common stock upon
    exercise of warrant                                         --                --             --            --            50
  Issuance of 30,662 shares of common stock
    upon exercise of stock options                              --                --             --            --            31
  9% preferred stock dividends                                  --                --             --            --            --
  Net loss                                                      --                --             --            --            --
                                                       -----------       -----------   ------------   -----------   -----------
BALANCE, JUNE 30, 1997                                 $   110,000       $    86,810   $         --   $        --   $     9,394
                                                       ===========       ===========   ============   ===========   ===========

                                                                                     Unrealized loss          Deficit

                                                                                        on available      accumulated

                                                        Additional                     for sale U.S.       during the

                                                           paid-in          Deferred      Government      development

                                                           capital      compensation      securities            stage         Total

------------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1995                                 $ 23,957,790     $   (145,359)    $   (18,606)  $  (21,201,051)  $ 3,272,696

  Sale of 160 shares of Series C convertible
    preferred stock, $25,000 per share, net of
    expenses                                                     --               --              --               --     3,576,544
  Issuance of warrants to purchase 106,195 shares
    of common stock                                         136,654               --              --               --            --
  Conversion of 260,000 shares of 9% preferred
    stock into 34,667 shares of common stock                259,965               --              --               --            --
  Conversion of 375,000 shares of Series B
   preferred stock into 36,793 shares of common
    stock                                                   216,990               --              --               --            --
  Conversion of 125 shares of Series C preferred
    stock into 1,133,037 shares of common stock           2,686,281               --              --               --            --
  Adjustment of accrued dividends for conversion of
    9% preferred stock                                      128,700               --              --               --       128,700
  Issuance of 205,878 shares of common stock upon
    exercise of stock options                               774,049               --              --               --       774,255
  Amortization of deferred compensation                          --           42,109              --               --        42,109
  Reversal of unamortized deferred compensation
   upon resignation of Chief Executive Officer             (103,250)         103,250              --               --            --
  9% preferred stock dividends                               (9,900)              --              --               --        (9,900)

  Decrease in unrealized loss on available for
   sale U.S. Government  securities                              --               --          18,606               --        18,606
  Net loss                                                       --               --              --       (4,158,247)   (4,158,247)

                                                        -----------      -----------    ------------     ------------  -------------

BALANCE, JUNE 30, 1996                                   28,047,279              --              --      (25,359,298)     3,644,763

  Series A preferred stock imputed dividends             1,012,493               --              --       (1,012,493)           --
  Sale of 400 shares of Series D convertible
    preferred stock, $10,000 per share,
     net of expenses                                          --                 --              --               --     3,719,636
  Series D preferred stock imputed dividends             879,672                 --              --       (879,672)           --
  Conversion of 35 shares of Series C convertible
    preferred stock into 384,574 shares of
    common stock                                         752,092                 --              --             --            --
  Conversion of 400 shares of Series D convertible
    preferred stock into 1,433,437 shares of
    common stock                                       3,718,203                 --              --             --            --
  Issuance of 50,000 shares of common stock
    upon exercise of warrant                             149,950                --              --             --       150,000
  Issuance of 30,662 shares of common stock
    upon exercise of stock options                        93,737                 --              --             --        93,768
  9% preferred stock dividends                            (9,900)                --              --             --        (9,900)
  Net loss                                                    --                 --              --     (4,929,980)   (4,929,980)
                                                    ------------        -----------    ------------   ------------   -----------
BALANCE, JUNE 30, 1997                              $ 34,643,526        $        --    $         --   $(32,181,443)  $ 2,668,287
                                                    ============        ===========    ============   ============   ===========


Continued...

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(Continued)

                                                        9%      Series B       Series C      Series D
                                               convertible   convertible    convertible   convertible                   Additional
                                                 preferred     preferred      preferred     preferred        Common        paid-in
                                                     stock         stock          stock         stock         stock        capital
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                         $   110,000   $    86,810   $         --   $        --   $     9,394   $ 34,643,526
  Issuance of warrants to
    purchase 75,000 shares
    of common stock                                     --            --             --            --            --         34,774
Conversion of 75,000
   shares of 9% preferred
    stock into 9,999
    shares of common
    stock                                          (75,000)           --             --            --            10         74,990
  Conversion of 150 shares
    of Series A preferred
    stock into 832,878 shares
    of common stock                                     --            --             --            --           833      1,475,437
  Adjustment of accrued dividends
    for conversion of 9% preferred stock                --            --             --            --            --         50,625
  9% preferred stock dividends                          --            --             --            --            --         (3,150)
  Net loss                                              --            --             --            --            --             --
                                               -----------   -----------   ------------   -----------   -----------   ------------
BALANCE, JUNE 30, 1998                              35,000        86,810             --            --        10,237     36,276,202

 Net loss                                              --            --              --            --            --             --
                                               -----------   -----------   ------------   -----------   -----------   ------------
BALANCE, SEPTEMBER 30, 1998                    $    35,000   $    86,810   $         --   $        --   $    10,237   $ 36,276,202
                                               ===========   ===========   ============   ===========   ===========   ============

                                                               unrealized gain         Deficit
                                                                  on available     accumulated
                                                                 for sale U.S.      during the
                                                   Deferred         Government     development
                                               compensation         securities           stage          Total
-------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                          $      --       $      --         $(32,181,443)   $ 2,668,287
  Issuance of warrants to
    purchase 75,000 shares
    of common stock                                      --                 --             --          34,774
  Conversion of 75,000
   shares of 9% preferred
    stock into 9,999
    shares of common
    stock                                                --                 --             --              --
  Conversion of 150 shares
    of Series A preferred
    stock into 832,878 shares
    of common stock                                      --                 --             --       1,476,270
  Adjustment of accrued dividends
    for conversion of 9% preferred stock                 --                 --             --          50,625
  9% preferred stock dividends                           --                 --             --          (3,150)
  Net loss                                               --                 --     (5,257,960)     (5,257,960)
                                                -----------        -----------   ------------     -----------
BALANCE, JUNE 30, 1998                                   --                 --    (37,439,403)     (1,031,154)

  Net loss                                               --                 --     (1,186,358)     (1,186,358)
                                                -----------        -----------   ------------     -----------
BALANCE, SEPTEMBER 30, 1998                       $      --          $      --   $(38,625,761)    $(2,217,512)
                                                ===========        ===========   ============     ===========

  See accompanying notes.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF CASH FLOWS

                                                                         (Unaudited)
                                                                        Period from                                  Period from
                                                  (Unaudited)             inception                                    inception
                                               Three months ended      (February 10,                                (February 10,
                                                  September 30,       1987) through         Years ended June 30,   1987) through
                                           ------------------------                    ------------------------
                                                                       September 30,                                     June 30,
                                                  1998          1997           1998          1998          1997             1998
--------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating
 activities:
 NET LOSS                                  $(1,186,358)  $(1,307,405)  $(36,593,922)  $(5,257,960)  $(4,929,980)    $(35,407,564)
 Adjustments to reconcile net loss
   to net cash used in operating
       activities:
     Depreciation and amortization              52,607        48,103      1,561,348       201,660       198,059        1,508,741
     Settlement with Alkermes, Inc.                 --            --      1,227,977            --            --        1,227,977
     Changes in operating
       assets/liabilities:
      Accounts payable and accrued
       expenses                                 56,273      (259,052)       526,795       (89,764)      302,809          470,522
      Accrued interest on U.S. Govt.
       securities                                   --        (1,499)      (171,238)       (8,709)      (12,673)        (171,238)
      Other current assets                      42,564        (8,758)       (29,002)          (36)       16,897          (71,566)
      Interest receivable from former
       officer                                      --            --        (19,274)           --            --          (19,274)
     Realized loss on sale of U.S. Govt.
      securities                                    --            --         54,317            --            --           54,317
     Stock option compensation expense              --            --        555,809            --            --          555,809
     Stock issued for services                      --            --         28,750            --            --           28,750
     Reduction in note
      receivable from
      former
      officer - compensation expense                --            --         22,600            --            --           22,600
     Other                                      12,906        14,443        201,903        88,743        54,935          188,997
                                          ------------   -----------    -----------   -----------   -----------     ------------
 NET CASH USED IN OPERATING ACTIVITIES      (1,022,008)   (1,514,168)   (32,633,937)   (5,066,066)   (4,369,953)     (31,611,929)
                                           -----------   -----------   ------------   -----------   -----------     ------------

Cash flows from investing activities:
 U.S. Government
  securities - available for sale
   Purchases                                        --    (1,000,056)   (38,823,738)   (1,739,995)     (937,327)     (38,823,738)
   Sales                                            --            --     38,940,820     1,750,000       950,000       38,940,820
 Purchase of fixed assets                       (2,580)      (18,525)    (2,138,216)     (187,235)      (61,054)      (2,135,636)
 Sale of fixed assets                               --            --         10,988            --           752           10,988
 Decrease (increase) in -
   Other assets                                     --            --        (39,870)           --         3,212          (39,870)
   Note receivable from former officer              --            --       (100,000)           --            --         (100,000)
                                           -----------   -----------   ------------   -----------   -----------     ------------
 NET CASH PROVIDED BY
  (USED IN)
   INVESTING ACTIVITIES                         (2,580)   (1,018,581)    (2,150,016)     (177,230)      (44,417)      (2,147,436)
                                           -----------   -----------   ------------   -----------   -----------     ------------

Cash flows from financing
 activities:
 Proceeds from issuance of 9% preferred
  stock                                             --            --      1,076,588            --            --        1,076,588
 Redemption of 9% preferred stock                   --            --        (63,750)           --            --          (63,750)
 Payment of 9% preferred stock dividends            --            --       (110,250)           --            --         (110,250)
 Proceeds from issuance of
  Series B
   convertible preferred stock                      --            --      1,841,108            --            --        1,841,108
 Proceeds from issuance of
  Series C
   convertible preferred stock                      --            --      3,576,543            --            --        3,576,543
 Proceeds from issuance of
  Series D
   convertible preferred stock                      --            --      3,719,636            --     3,719,636        3,719,636
 Proceeds from issuance of
  Series A
   convertible preferred stock                      --            --      3,936,720            --     3,936,720        3,936,720
 Proceeds from issuance of common stock             --                   21,922,418            --       243,768       21,922,418
 Proceeds from subordinated convertible
  note                                              --            --        208,333            --            --          208,333
 Principal payments on note payable to
  Alkermes, Inc.                                    --            --       (200,000)     (200,000)           --         (200,000)
 Principal payments on capitalized leases           --        (1,499)       (23,973)       (1,499)       (8,501)         (23,973)
                                           -----------   -----------   ------------   -----------   -----------     ------------
 NET CASH PROVIDED BY
  (USED IN)
   FINANCING ACTIVITIES                             --        (1,499)    35,883,373      (201,499)    7,891,623       35,883,373
                                           -----------   -----------   ------------   -----------   -----------     ------------

Increase (decrease) in cash and cash
 equivalents                                (1,024,588)   (2,534,248)     1,099,420    (5,444,795)    3,477,253        2,124,008
Cash and cash equivalents, beginning of
 period                                      2,124,008     7,568,803             --     7,568,803     4,091,550               --
                                           -----------   -----------   ------------   -----------   -----------     ------------
Cash and cash equivalents, end of period   $ 1,099,420   $ 5,034,555   $  1,099,420   $ 2,124,008   $ 7,568,803     $  2,124,008
                                           ===========   ===========   ============   ===========   ===========     ============

             See accompanying notes.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
NOTES TO FINANCIAL STATEMENTS


Period from inception (February 10, 1987) through September 30, 1998

All information as of September 30, 1998, for the three-month periods ended September 30, 1998 and 1997, and for the period from inception (February 10, 1987) through September 30, 1998 is unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1999.

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business -- Cortex Pharmaceuticals, Inc. (the "Company") was formed to engage in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurodegenerative diseases and other neurological and psychiatric disorders. Since its formation in 1987, the Company has been engaged in research and early clinical development activities.

Basis of Presentation; Development Stage Enterprise -- From inception through September 30, 1998, the Company has generated only modest operating revenues and has incurred losses aggregating $36,593,922. Successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining additional financing adequate to fulfill its research and development activities, and achieving a level of revenue adequate to support the Company's cost structure. There is no assurance that the Company will be successful in these areas. To supplement its existing resources, the Company is likely to raise additional capital through the sale of debt or equity. There is no assurance that such funds will be available on favorable terms, or at all and if additional funds are raised by issuing equity securities, dilution to existing stockholders is likely to result.

The Company is seeking collaborative or other arrangements with larger pharmaceutical companies, under which such companies would provide additional capital to the Company in exchange for exclusive or non-exclusive license or other rights to certain of the technologies and products the Company is developing. Competition for corporate partnering arrangements with major pharmaceutical companies is intense, with a large number of biopharmaceutical companies attempting to arrive at such arrangements. Accordingly, although the Company is presently engaged in discussions with a number of candidate companies, there is no assurance that an agreement will arise from these discussions in a timely manner, or at all, or that any agreement that may arise from these discussions will successfully reduce the Company's short-term or long-term funding requirements.

Cash Equivalents -- The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Furniture, Equipment and Leasehold Improvements -- Furniture, equipment and leasehold improvements are recorded at cost and are being depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from five to ten years, or the life of the lease, as appropriate.

Reverse Stock Split; Authorized Shares -- On January 11, 1995, the Company effected a one-for-five reverse stock split of its common stock and revised the authorized number of shares of common stock from 50,000,000 to 20,000,000, with no change in the par value of $0.001 per share. The accompanying financial statements and all references to the number of shares and per share amounts have been adjusted to reflect the reverse split.

Net Loss per Share -- Net loss per share is computed based on the weighted average number of common shares outstanding and includes preferred stock dividends. Shares issuable upon conversion of preferred stock and upon exercise of outstanding stock options and warrants are not included since the effects would be anti-dilutive. For purposes of computing net loss per share, preferred stock dividends include dividends that actually accrued and

`imputed dividends' for preferred stock issued with a nondetachable beneficial conversion feature near the date of issuance. Imputed dividend represents the aggregate difference between the conversion price and the fair market value of the common stock as of the date of issuance of the preferred stock, without regard to the actual date upon which the preferred stock may be converted.

In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings per Share." Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All net loss per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements.

Stock-Based Compensation -- The Company has elected to follow Accounting Principles Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), in accounting for its employee stock options because the alternative fair value accounting provided under Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. According to APB 25, no compensation expense is recognized since the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant.

Research and Development Costs -- All costs related to research and development activities are treated as expenses in the period incurred.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications -- Certain previously reported amounts have been reclassified to conform with the June 30, 1998 presentation.

NOTE 2 -- FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements consist of the following:

                                                          (Unaudited)
                                                   September 30, 1998  June 30, 1998  June 30, 1997
                                                   ------------------------------------------------
          Laboratory equipment                           $ 1,168,958     $ 1,168,958    $ 1,017,461
          Leasehold improvements                             622,036         622,036        620,716
          Furniture and equipment                            112,129         112,129         90,689
          Computers and software                             238,588         236,008        223,030
                                                         -----------     -----------    -----------
                                                           2,141,711       2,139,131      1,951,896
          Accumulated depreciation                        (1,536,319)     (1,483,712)    (1,282,052)
                                                         -----------     -----------    -----------
                                                         $   605,392     $   655,419    $   669,844
                                                         ===========     ===========    ===========

NOTE 3 -- REDEEMABLE PREFERRED STOCK

In May 1997, the Board of Directors designated 400 shares of a newly created series of preferred stock, the Series A Convertible Preferred Stock ("Series A Preferred"). Series A Preferred at September 30, 1998 and June 30, 1998 consisted of 250 shares of 400 shares issued in a two-tranche private placement during June 1997. The Series A Preferred is convertible at an effective conversion price derived from the lowest of the dollar volume weighted average trading prices of the Company's common stock for each of the five trading days immediately preceding the conversion date ("Average Stock Price"). The effective conversion price will be equal to 80% of the Average

Stock Price if the Average Stock Price is greater than $2.50 per share; $2.00 per share if the Average Stock Price is less than $2.50 but greater than $2.10 per share; or 95% of the Average Stock Price if the Average Stock Price is less than or equal to $2.10 per share. The conversion rate is subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series A Preferred until its conversion. Provided the effective conversion price for a given conversion is equal to or greater than $2.75 per share, the holder of the Series A Preferred may purchase up to the same number of common shares as the holder is acquiring upon such conversion at the effective conversion price. Any election to exercise this right to purchase additional shares must be made at the time of conversion of the related Series A Preferred, and the right is forfeited to the extent that it is not fully exercised at such time. Holders of the Series A Preferred are entitled to a liquidation preference, after payment of full liquidation preference to holders of the 9% Preferred and Series B Preferred, of an amount equal to $10,000 per share, plus $600 per share for each year that such share is outstanding. The Series A Preferred holders may elect to redeem their shares under certain circumstances, such as the delisting of the Company's common stock from Nasdaq, at prices up to 125% of the liquidation preference. The Series A Preferred automatically converts into common stock on the third anniversary from the date of issuance of such shares. Imputed dividends of $1,012,493 related to the private placement have been recorded and included in the computation of net loss per share (Note 1).

NOTE 4 -- STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock (non-voting, "9% Preferred"); 3,200,000 shares have been designated as Series B Convertible Preferred Stock (non-voting, "Series B Preferred"); 500 shares have been designated as Series D Convertible Preferred Stock (non-voting, "Series D Preferred"); 400 shares have been designated as Series A Convertible Preferred Stock (non-voting, "Series A Preferred"); and 549,100 shares are presently undesignated and may be issued with such rights and powers as the Board of Directors may designate.

The 9% Cumulative Convertible Preferred Stock as of September 30, 1998, June 30, 1998 and June 30, 1997 consisted of 35,000, 35,000 and 110,000 shares, respectively, of an original 1,250,000 shares of 9% Preferred issued in a 1988 private placement. Each share of 9% Preferred is convertible into approximately
0.1333 shares of common stock at an effective conversion price of $7.50 per share of common stock, subject to adjustment under certain circumstances, such as stock splits or stock dividends. Cash dividends on the 9% Preferred accrue semi-annually on June 15th and December 15th at the rate of $0.09 per share per annum. In order to conserve capital for operations, the Company has elected not to distribute the dividends that have accrued from June 15, 1990. Upon conversion of 9% Preferred, accrued and unpaid dividends are credited to additional paid-in capital. Accrued and unpaid dividends as of September 30, 1998, June 30, 1998 and June 30, 1997 were $26,775, $24,775, and $74,250, respectively. The Company may redeem the 9% Preferred at any time at a price of $1.00 per share, an amount equal to its liquidation preference, upon not less than 30 nor more than 60 days' notice.

Series B Convertible Preferred Stock as of September 30, 1998, June 30, 1998 and June 30, 1997 consisted of 150,000 shares of Series B Preferred issued in a May 1991 private placement. Each share of Series B Preferred is convertible into approximately 0.09812 shares of common stock at an effective conversion price of $6.795 per share of common stock, subject to adjustment under certain circumstances such as stock splits or stock dividends. The Series B Preferred may be redeemed by the Company at a price of $0.6667 per share, an amount equal to its liquidation preference, at any time upon 30 days' notice. The liquidation preference of the Series B Preferred is subordinate to that of the 9%
Preferred.

Series C Convertible Preferred Stock originally consisted of 160 shares issued in a private placement in December 1995. As of June 30, 1997, all outstanding shares of Series C Preferred had been converted into 1,517,611 shares of common stock. The relative effective conversion prices ranged from $2.33 to $2.83, as computed in accordance with a formula that was indexed to the average bid price of the Company's common shares.

In October 1996, the Board of Directors designated 500 shares of a new series of preferred stock, the Series D Convertible Preferred Stock ("Series D Preferred"). An aggregate of 400 shares of Series D Preferred were issued in a three-tranche private placement initiated in October 1996 and completed in February 1997. Each share of Series D Preferred was convertible into common stock at an effective per share conversion price that was the lower of (i) 110% of the average closing bid price for the five trading days immediately preceding the closing date ($2.9425, $4.52375 and $4.63375 for the first, second and third tranches, respectively) or (ii) that price that was 18% below the average closing bid price for the five trading days immediately preceding the conversion date, in each case subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series D Preferred until its conversion. As of June 30, 1997, the Series D Preferred had all been converted into an aggregate of 1,433,437 shares of the Company's common stock at effective conversion prices ranging from $2.06 to $3.35 per share of common stock. Imputed dividends aggregating $879,672 were recorded in connection with the three tranches, and have been included in the computation of net loss per share (Note 1).

COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS

In connection with the December 1995 private placement of 160 shares of Series C Preferred Stock, the Company issued the placement agent for the transaction a five-year non-redeemable warrant to purchase 106,195 shares of common stock at a price of $2.825 per share, subject to adjustment under certain circumstances. The warrants contain cashless exercise provisions and include piggyback registration rights.

In connection with the June 1997 private placement of 400 shares of Series A Preferred Stock, the Company issued to the eleven participating institutional investors four-year non-redeemable warrants to purchase an aggregate of 800,000 shares of common stock at a price of $3.08 per share, subject to adjustment under certain circumstances.

In connection with the restructuring of the note payable to Alkermes, Inc. (Note
5) in February 1998, the Company issued to Alkermes a five-year warrant to purchase 75,000 share of common stock at an exercise price of $1.547 per share, representing the average of the high and low sale prices of Cortex common stock as of the date of the restructuring.

As of September 30, 1998, the Company had reserved an aggregate of 4,667 shares of common stock for issuance upon conversion of the outstanding 9% Preferred Stock; 14,717 shares for issuance upon conversion of the Series B Preferred Stock; 2,225,297 shares for issuance upon conversion of the Series A Preferred Stock; 1,273,799 shares for issuance upon exercise of warrants; and 1,078,126 shares for issuance upon exercise of outstanding stock options.




STOCK OPTION AND STOCK PURCHASE PLANS

Employee/Director Option Plan -- The Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan provides for the granting by the Company of options and rights to purchase up to an aggregate of 700,000 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to directors, officers and other employees of the Company. The exercise price of nonqualified stock options and the purchase price of stock offered under this plan, which terminates February 2, 1999, must be at least 85% of the fair market value of the common stock on the date of grant. The exercise price of incentive stock options must be at least equal to the fair market value of the common stock on the date of grant. As of September 30, 1998 and June 30, 1998, options to purchase an aggregate of 477,279 shares of common stock were outstanding under this plan.

Consultant Plan -- The Company's 1989 Special Nonqualified Stock Option and Stock Purchase Plan provides for the granting by the Company of options and rights to purchase up to an aggregate of 400,000 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to consultants to the Company. The exercise price of nonqualified stock options and the purchase price of stock offered under this plan, which terminates February 2, 1999, must be at least 50% of the fair market value of the common stock on the date of grant. As of September 30,

1998 and June 30, 1998, options to purchase an aggregate of 296,414 and 302,554 shares of common stock, respectively, were outstanding under this plan.

Executive Stock Plan -- In connection with his 1991 election as Chairman of the Board, Harvey S. Sadow, Ph.D. was granted an option to purchase 10,000 shares of common stock at an exercise price of $2.19 per share, representing 50% of the fair market value of the common stock on the date of grant. As of September 30, 1998, this was the only option outstanding under the Executive Stock Plan.

1996 Stock Incentive Plan -- The Company's 1996 Stock Incentive Plan ("1996 Plan") provides for the granting of options and rights to purchase up to an aggregate of 1,107,887 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to qualified employees, officers, directors, consultants and other service providers. No further options will be granted under the Company's earlier stock option and stock purchase plans. The exercise price of nonqualified stock options and the purchase price of stock offered under the 1996 Plan, which terminates October 25, 2006, must be at least 85% of the fair market value of the common stock of the date of grant. The exercise price of incentive stock options must be at least equal to the fair market value of the common stock on the date of grant. Each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of common stock upon commencement of service as a director and additional options to purchase 6,000 shares of common stock on the date of each Annual Meeting of Stockholders. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 7,500 shares of common stock upon commencement of service as a director and additional options to purchase 3,000 shares of common stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant, have a ten-year term and vest in equal increments of 33-1/3% on the anniversary dates of the dates of grant. As of September 30, 1998 and June 30, 1998, options to purchase an aggregate of 293,933 and 221,813 shares of common stock, respectively, were outstanding under the 1996 Plan, and an additional 1,173,781 and 1,071,686 shares of common stock, respectively, were reserved for future option grants.

As of September 30, 1998 and June 30, 1998, options to purchase an aggregate of 709,046 and 685,549 shares of common stock, respectively, were exercisable under the Company's stock option plans. During the years ended June 30, 1998 and 1997 and the period from inception (February 10, 1987) through June 30, 1998, options to purchase 0, 0, and 261,289 shares of common stock, respectively, were issued to certain directors and officers of the Company with exercise prices below the fair market value of the common stock on the dates of grant. The aggregate difference between the fair market value on the date of grant and the exercise price of the options granted has been recorded as compensation expense over the vesting period of the options. Stock option compensation expense related to these transactions, aggregating $0, $0, $555,809, $0, $0 and $555,809 for the three-month periods ended September 30, 1998 and 1997, and the period from inception (February 10, 1987) through September 30, 1998, the years ended June 30, 1998 and 1997 and the period from inception (February 10, 1987) through June 30, 1998, respectively, has been recorded in the accompanying statements of operations.

Stock option transactions under the Company's stock option plans for each of the two years in the period ended June 30, 1998 are summarized below:

                                                         Weighted average
                                               Number     exercise price
                                             of shares      per share
                                           -------------------------------
        Outstanding as of June 30, 1996        895,931         $   4.39
          Granted                              143,117             3.30
          Exercised                            (30,662)            3.06
          Forfeited                            (39,207)            4.85
                                             ---------         --------
        Outstanding as of June 30, 1997        969,179         $   4.25
          Granted                              142,029             2.42
          Exercised                                  0               --
          Forfeited                            (99,562)            5.38
                                             ---------         --------
        Outstanding as of June 30, 1998      1,011,646         $   3.88
                                             =========         ========
        Available for future grant           1,071,686
                                             =========

Pro-Forma Information -- The Company has elected to continue accounting for its employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options is equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss and net loss per share is required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and has been determined as if the Company had accounted for its employee stock plans under the fair value method. The fair value was estimated at the date of grant using the Black-Scholes option pricing model and the following assumptions for the years ended June 30, 1998 and 1997, respectively: risk-free interest rates of 5.3% to 5.5% and 5.7% to 6.1%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 90% and 100%; and a weighted average life of 1.2 to
4.6 years and 0.5 to 4.2 years. The estimated weighted average fair value of options granted during the years ended June 30, 1998 and 1997 was $1.48 and $1.95, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized as expense over the vesting period of the options, resulting in the following pro forma information for the years ended June 30, 1998 and 1997:

                                                         June 30,
                                                   1998            1997
                                                --------------------------
        Pro forma net loss before preferred
          stock accretion and dividends          $5,567,617    $5,436,435
        Pro forma net loss applicable to
          common stock                            5,570,767     7,338,500
        Pro forma net loss per share             $    (0.58)   $    (0.89)

The results above are not necessarily indicative of the effects of SFAS 123 on reported net income or loss for future periods as these amounts reflect the related expense for only two years of stock option vesting.

Information regarding stock options outstanding at June 30, 1998 is as follows:

                             Options Outstanding                           Options Exercisable
                 --------------------------------------------------  --------------------------------
                                       Weighted
                      Number           average          Weighted          Number          Weighted
       Range of    outstanding        remaining         average        exercisable        average
exercise prices  at June 30, 1998  contractual life  exercise price  at June 30, 1998  exercise price
---------------  ----------------  ----------------  --------------  ----------------  --------------
$  1.50 - 3.00           363,488         7.8 years           $2.56           171,568           $2.53
   3.13 - 3.75           338,332         6.6 years            3.29           287,961            3.30
   4.13 - 9.38           309,826         7.1 years            6.08           226,020            6.34
                       ---------                                             -------
                       1,011,646                                             685,549
                       =========                                             =======


NOTE 5 -- NOTE PAYABLE TO ALKERMES, INC.

In January 1992, the Company entered into an agreement with Alkermes, Inc. ("Alkermes") for the development, clinical testing and commercialization of the Company's calpain inhibitor products, which was subsequently amended in October 1992 (the "Alkermes Agreement"). In connection with the Alkermes Agreement, the Company granted Alkermes an exclusive worldwide license to commercialize calpain inhibitor products for the prevention and treatment of acute and chronic neurodegenerative diseases and disorders of the central and peripheral nervous systems. The Company received an aggregate of $3,100,000 in research payments under the Alkermes Agreement over the 18-month period ended June 30, 1993, and a $500,000 payment in October 1992 in connection with a limited expansion of Alkermes' commercial rights. In November 1993, Alkermes filed an action alleging that the Company had breached the Alkermes Agreement by developing calpain inhibitors for cerebral vasospasm. In October 1995, the Company and Alkermes agreed to a settlement of the dispute. Alkermes agreed to dismiss its action against the Company and to relinquish all rights previously granted them by the Company, as well as rights to related technologies developed by Alkermes. In connection with the settlement, the Company issued to Alkermes a $1,000,000 three-year promissory note accruing interest semi-annually at the federal funds rate. The Company also committed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations. In February 1998, the terms of the note were restructured. The new terms include a principal payment of $200,000 upon signing of the restructuring agreement, with the balance of the note and accrued interest due October 5, 1999 or upon consummation of a corporate partnership between Cortex and a larger pharmaceutical company, whichever is earlier. In connection with the restructuring, the Company issued to Alkermes a five-year warrant to purchase 75,000 shares of common stock at an exercise price of $1.547 per share, representing the average of the high and low sale prices of Cortex common stock as of the date of the restructuring.


NOTE 6 -- COMMITMENTS

The Company leases its offices and research laboratories under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. Rent expense under this lease for the three-month periods ended September 30, 1998 and 1997, the period from inception (February 10, 1987) through September 30, 1998, the years ended June 30, 1998 and 1997 and the period from inception (February 10, 1987) through June 30, 1998 was $55,000, $53,000, $1,928,000, $234,000, $215,000 and $1,873,000,
respectively. Commitments under the lease for the year ending June 30, 1999 total $222,000.

As of June 30, 1998, the Company was obligated to two executive officers under employment agreements expiring through May 1999 that involve annual salary payments aggregating $354,882 and that provide for bonuses under certain circumstances. Additionally, in the event that the Company commercializes a compound developed by or under the supervision of one of its senior scientific employees, the Company will be obligated, under certain circumstances, to pay the employee a royalty based on net sales, as defined and subject to adjustment, of products containing the compound. As of June 30, 1998, the Company was committed under scientific consulting and external research agreements to annual payments aggregating approximately $930,000.

The Company has entered agreements with two academic institutions that provide the Company exclusive rights to certain of the technologies that it is developing. Under the terms of the agreements, the Company is committed to royalty payments, including minimum annual royalties of $105,000 for the year ending June 30, 1999. Thereafter, minimum annual royalties are $145,000 for the remaining life of the patents covering the subject technologies. The agreements also commit the Company to pay up to an additional $912,500 upon achieving certain clinical testing and regulatory approval milestones, as well as a portion of certain remuneration received by the Company in connection with sublicensing agreements that the Company may enter into.

NOTE 7 -- RELATED PARTY TRANSACTIONS

During the years ended June 30, 1998 and 1997, and the period from inception (February 10, 1987) through June 30, 1998, the Company paid or accrued scientific and other consulting fees to stockholders aggregating $88,000, $88,000 and $1,106,557, respectively. Under certain circumstances, the Company is obligated to make royalty payments to certain of its scientific consultants, some of whom are stockholders, and to one employee, upon successful commercialization of certain of its products by the Company or its licensees.

In July 1993, the Company entered into an agreement with Vector Securities International, Inc. ("Vector"), under which Vector agreed to serve as financial advisor to the Company in connection with corporate finance transactions and corporate partnering of certain of the Company's programs. In connection with the agreement, the Company paid a $50,000 retainer and issued to Vector a five-year non-redeemable warrant to acquire 12,895 shares of common stock at an exercise price of $6.01 per share, as adjusted and subject to further adjustment under certain circumstances. This warrant expired unexercised in July 1998.

In connection with its services as placement agent in the 1993 private placement of 2,750,000 shares of common stock, Vector was paid a fee of $1,096,800 and was issued a five-year non-redeemable warrant to purchase 274,200 shares of the Company's common stock at $9.375 per share. In connection with Vector's assistance in reaching the settlement with Alkermes (Note 5), this warrant was canceled and reissued as a new warrant to purchase 310,345 shares of the Company's common stock at $4.06 per share, as adjusted and subject to further adjustment, at any time through January 15, 2000. The value of this new warrant was computed utilizing the Black-Scholes option pricing model, and was recorded with the expense of the settlement with Alkermes in the accompanying statement of operations.

As consideration for its agreement to provide financial advisory services, as amended and extended in November 1994, Vector was paid a retainer of $50,000 and was issued a six-year non-redeemable warrant to purchase 49,297 shares of the Company's common stock at $3.55 per share, subject to adjustment under certain circumstances. Warrants to purchase 7,041 shares of the Company's common stock vested immediately, and warrants to purchase 21,128 shares of the Company's common stock vest upon the consummation of each strategic alliance when and as secured by Vector. In January 1995, in connection with an expansion of its financial advisory assistance to include additional programs, the Company paid a $20,000 retainer and issued to Vector a five-year non-redeemable warrant to acquire 50,000 shares of the Company's common stock at $3.00 per share. This warrant was exercised in February 1997. The Company may be required to make substantial additional payments for each strategic alliance secured by Vector. If a sale of the Company as presented by Vector is consummated, Vector may be entitled to receive a fee based on the aggregate consideration received by the Company.

NOTE 8 -- INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. As of June 30, 1998, the Company had federal and California tax net operating loss carryforwards of approximately $33,104,000 and $5,331,000, respectively. The difference between the federal and

California tax loss carryforwards is primarily attributable to the capitalization of research and development expenses for California franchise tax purposes and the fifty percent limitation on California loss carryforwards. The California tax loss carryforwards began expiring in 1997, while the federal carryforwards begin expiring in 2004. The Company also has federal and California research and development tax credit carryforwards totaling $1,004,000 and $331,000, respectively, which begin expiring in 2004.

Utilization of the net operating loss and tax credit carryforwards from the tax years ended on or before June 30, 1992 is subject to an annual limitation of approximately $1,500,000, due to ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. If there should be future changes of ownership, these annual limitations for utilization of net operating loss and tax credit carryforwards may become more restrictive. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three-year period since the last ownership change.

Significant components of the Company's deferred tax assets as of June 30, 1998 and June 30, 1997 are shown below. The valuation allowance related to deferred tax assets is $15,413,000 and $13,024,000 for the years ended June 30, 1998 and 1997, respectively. The increase in the valuation allowance for the year ended June 30, 1998 of $2,389,000 is primarily due to additional reserves required for new deferred tax assets.

Deferred tax assets:

                                                                  June 30,
                                                            1998            1997
                                                         ---------------------------
          Net operating loss carryforwards               $ 11,727,000   $  9,892,000
          Capital loss carryforwards                           23,000         23,000
          Research and development credits                  1,336,000      1,089,000
          Capitalized research and development costs        1,801,000      1,467,000
          Settlement with Alkermes, Inc.                      406,000        468,000
          Depreciation                                         83,000         41,000
          Other-net                                            37,000         44,000
                                                         ------------   ------------
          Net deferred tax assets                          15,413,000     13,024,000
                                                         ------------   ------------
          Valuation allowance for deferred tax assets     (15,413,000)   (13,024,000)
                                                         ------------   ------------
          Total deferred tax assets                      $         --   $         --
                                                         ============   ============

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                           .........................



                               TABLE OF CONTENTS

                                                                           PAGE
Prospectus Summary........................................................   4
Risk Factors..............................................................   6
Use of Proceeds...........................................................   9
Price Range of Common Stock...............................................  10
Dividend Policy...........................................................  11
Capitalization............................................................  11
Selected Financial Data...................................................  12
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations............................................................  14
Business..................................................................  18
Management................................................................  26
Certain Transactions......................................................  31
Principal Stockholders....................................................  32
Description of Securities.................................................  33
Selling Stockholders......................................................  36
Plan of Distribution......................................................  37
Legal Matters.............................................................  37
Experts...................................................................  37
Index to Financial Statements............................................. F-1
Report of Independent Auditors............................................ F-2
Financial Statements...................................................... F-3

                           .........................


                               3,826,704 SHARES


                            CORTEX PHARMACEUTICALS,
                                     INC.

                                 COMMON STOCK




                            ....................
                                  PROSPECTUS
                            ....................



                                   __, 1998

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad as to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Restated Certificate of Incorporation of the Company provides that the Company shall indemnify officers and directors to the fullest extent permitted by statute.

     In addition, as permitted by Section 102(b)(7) of the Delaware Corporation Law, the Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) arising under the provision of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.

     The Company has entered into indemnification agreements with each of its directors and its officer, which provide for the indemnification of directors and the officer of the Company against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses of this offering (excluding commissions), none of which expenses are being paid by the security holders. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                               Amount
                                                              -------
     SEC Registration Fee                                     $ 4,095
     Accounting Fees and Expenses                              15,000
     Legal Fees and Expenses                                   20,000
     Miscellaneous                                             25,000
                                                              -------
                                                              $64,095
                                                              =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The following consists of information relating to unregistered securities sold by the Company during the past three years.

  1. On December 8, 1995, the Company sold an aggregate of 160 shares of Series C Preferred Stock to 12 overseas investors for gross proceeds of $4,000,000.

  2. On December 8, 1995, the Company issued a warrant to purchase 106,195 shares of Common Stock to Swartz Investments, Inc. in connection with their assistance with the foregoing placement.

  3. On October 15, 1996, the Company sold 100 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,000,000.

  4. On January 9, 1997, the Company sold 150 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,500,000.

  5. On February 12, 1997, the Company sold 150 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,500,000.

  6. On June 5, 1997, the Company sold 200 shares of Series A Preferred Stock and issued warrants to purchase 400,000 shares of Common Stock to eleven accredited investors for gross proceeds of $2,000,000.

  7. On June 30, 1997, the Company sold 200 shares of Series A Preferred Stock and issued warrants to purchase 400,000 shares of Common Stock to eleven accredited investors for gross proceeds of $2,000,000.

  8. In February 1998, the Company issued a warrant to purchase 75,000 shares of Common Stock to Alkermes, Inc. in connection with the restructuring of a promissory note.

     The foregoing sales of securities described in paragraphs 2 through 8 above were made in reliance upon the exemption from the registration provisions of the Securities Act of 1933 set forth in Section 4(2) thereof as transactions by an issuer not involving any public offering. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial condition of the Company, and each of the purchasers acquiring securities in exchange for cash consideration represented that it was acquiring the shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of Common Stock were deemed to be restricted securities for purposes of the Securities Act of 1933 and the certificates representing such securities bear legends to that effect. The foregoing sale of securities described in paragraph 1 above was made pursuant to Regulation S under the Securities Act of 1933.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
--------------------------------------------------------------------------------

3.1 Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment on June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, and by Certificate of Designation filed June 4, 1997, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
  3.2 By-Laws of the Company, as adopted March 4, 1987, and amended through October 8, 1996, incorporated by reference to the Company's Annual Report on Form 10-KSB filed October 15, 1996.

5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
10.2 Consulting Agreement, dated October 30, 1987, between the Company and Carl W. Cotman, Ph.D.*
10.3 Consulting Agreement, dated as October 30, 1987, between the Company and Gary S. Lynch, Ph.D.*
10.8 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan.*
10.9      1989 Special Nonqualified Stock Option and Stock Purchase Plan.*
10.18 License Agreement, dated February 11, 1991 between the Company and Georgia Tech Research Corporation, incorporated by reference to
          Exhibit 10.18 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).

EXHIBIT
NUMBER    DESCRIPTION
--------------------------------------------------------------------------------

10.19 License Agreement dated March 27, 1991 between the Company and the Regents of the University of California, incorporated by reference to
          Exhibit 10.19 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
10.28 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 of the Company's Annual Report on Form 10-K filed September 16, 1992.
10.31 License Agreement dated June 25, 1993 between the Company and the Regents of the University of California, incorporated by reference to the Company's Amendment of Annual Report on Form 10-KSB/A filed November 26, 1993. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934).









10.41 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.42 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit
          4.8 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.43 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.44 Lease Agreement, dated January 31, 1994, for the Company's facilities in Irvine, California, incorporated by reference to Exhibit 10.44 of the Company's Quarterly Report on Form 10-QSB filed May 16, 1994.
10.45 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.46 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit
          4.9 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.47 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.
10.48 Amendment to the Non-Employee Director Formula Grant Plan, adopted December 15, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.*
10.49 Settlement Agreement between the Company and Alkermes, Inc., dated October 5, 1995, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's Application requesting confidential treatment under Rule 406 of the Securities Act of 1933).


10.51 Warrant dated December 8, 1995, to purchase 106,195 shares issued to Swartz Investments, Inc., incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.52 Registration Rights Agreement dated December 8, 1995, entered into with purchasers of Series C Preferred Stock and Swartz Investments, Inc., incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.53 Warrant dated November 29, 1994, to purchase 35,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre- Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.

EXHIBIT
NUMBER    DESCRIPTION
--------------------------------------------------------------------------------


10.55 Warrant dated November 30, 1995, to purchase 210,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre- Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
10.56 Employment Agreement dated May 15, 1996, between the Company and Vincent F. Simmon, Ph.D., incorporated by reference to the same numbered Exhibit to the Company's Current Report on Form 8-K filed June 4, 1996.
10.57 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.11 of the Company's Registration Statement on Form S-8 filed September 13, 1996.
10.58 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit
          4.10 of the Company's Registration Statement on Form S-8 filed September 13, 1996 .
10.59 Securities Subscription Agreement for Series D Preferred Stock dated October 15, 1996, between the Company and Ashline Ltd., incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.60 1996 Stock Incentive Plan, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.61 Form of Subscription Agreement with each purchaser of Series A Preferred Stock, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
10.62 Form of Warrant issued to each purchaser of Series A Preferred Stock, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
10.63 Registration Rights Agreement with holders of Series A Preferred Stock, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
21 Subsidiaries of the Registrant, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
23.2      Consent of Ernst & Young LLP, independent auditors.
 24       Power of Attorney (included on Signature page).
 27       Financial Data Schedule.
---------------------

* Incorporated by reference to the same numbered exhibit of the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 6th day of November, 1998.

                                 CORTEX PHARMACEUTICALS, INC.


                                 By:      /s/ Vincent F. Simmon, Ph.D.
                                          ----------------------------
                                           Vincent F. Simmon, Ph.D.
                                           President and Chief Executive Officer

     We, the undersigned directors of Cortex Pharmaceuticals, Inc., do hereby constitute and appoint Vincent F. Simmon, Ph.D. as our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and attorney to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                       Date
          ---------                    -----                       ----
            *                         Director                November 6, 1998
----------------------------
   Robert F. Allnutt


            *                         Director                November 6, 1998
----------------------------
   Charles J. Casamento



            *                         Director                November 6, 1998
----------------------------
   Carl W. Cotman, Ph.D.


            *                         Director                November 6, 1998
----------------------------
   Michael G. Grey

            *                         Chairman of the Board   November 6, 1998
----------------------------
   Harvey S. Sadow, Ph.D.             and Director


  /s/ Vincent F. Simmon, Ph.D.        President and Chief     November 6, 1998
----------------------------------
     Vincent F. Simmon, Ph.D.         Executive Officer,
                                      Director
  (Principal Executive Officer and
     Principal Financial Officer)



            *                         Director                November 6, 1998
------------------------------------
   Davis L. Temple, Jr., Ph.D.


  /s/ Vincent F. Simmon, Ph.D.
 -----------------------------------
  * Vincent F. Simmon, Ph.D.,
       Attorney-in-fact

  EXHIBIT
  NUMBER       DESCRIPTION
--------------------------------------------------------------------------------


   3.1 Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment on June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, and by Certificate of Designation filed June 4, 1997, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
   3.2 By-Laws of the Company, as adopted March 4, 1987, and amended through October 8, 1996, incorporated by reference to the Company's Annual Report on Form 10-KSB filed October 15, 1996.

   5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493, filed June 18, 1997.
  10.2 Consulting Agreement, dated October 30, 1987, between the Company and Carl W. Cotman, Ph.D. *
  10.3 Consulting Agreement, dated as October 30, 1987, between the Company and Gary S. Lynch, Ph.D. *
  10.8 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan. *
  10.9         1989 Special Nonqualified Stock Option and Stock Purchase Plan. *
  10.18 License Agreement, dated February 11, 1991 between the Company and Georgia Tech Research Corporation, incorporated by reference to Exhibit 10.18 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of
               1934).
  10.19 License Agreement dated March 27, 1991 between the Company and the Regents of the University of California, incorporated by reference to Exhibit 10.19 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
  10.28 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 of the Company's Annual Report on Form 10-K filed September 16, 1992.
  10.31 License Agreement dated June 25, 1993 between the Company and the Regents of the University of California, incorporated by reference to the Company's Amendment of Annual Report on Form 10-KSB/A filed November 26, 1993. (Portions of this Exhibit are omitted and



                                     EXH-1

EXHIBIT
NUMBER         DESCRIPTION
--------------------------------------------------------------------------------







               were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of
               1934).
   10.41 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
   10.42 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
   10.43 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
   10.44 Lease Agreement, dated January 31, 1994, for the Company's facilities in Irvine, California, incorporated by reference to
               Exhibit 10.44 of the Company's Quarterly Report on Form 10-QSB filed May 16, 1994.
   10.45 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
   10.46 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
   10.47 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.
   10.48 Amendment to the Non-Employee Director Formula Grant Plan, adopted December 15, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.*
   10.49 Settlement Agreement between the Company and Alkermes, Inc., dated October 5, 1995, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's Application requesting confidential treatment under Rule 406 of the Securities Act of 1933).


   10.51 Warrant dated December 8, 1995, to purchase 106,195 shares issued to Swartz Investments, Inc., incorporated by reference to Exhibit
               4.3 of the Company's Current Report on Form 8-K filed December 22, 1995.
   10.52 Registration Rights Agreement dated December 8, 1995, entered into with purchasers of Series C Preferred Stock and Swartz Investments, Inc., incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed December 22, 1995.
   10.53 Warrant dated November 29, 1994, to purchase 35,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
   10.55 Warrant dated November 30, 1995, to purchase 210,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.

                                     EXH-2

EXHIBIT
NUMBER         DESCRIPTION
--------------------------------------------------------------------------------

   10.56       Employment Agreement dated May 15, 1996, between the Company and
               Vincent F. Simmon, Ph.D., incorporated by reference to the same numbered Exhibit to the Company's Current Report on Form 8-K filed June 4, 1996.
   10.57       Amendment to 1989 Incentive Stock Option, Nonqualified Stock
               Option and Stock Purchase Plan adopted December 12, 1995,
               incorporated by reference to Exhibit 4.11 of the Company's
               Registration Statement on Form S-8 filed September 13, 1996.
   10.58       Amendment to 1989 Special Nonqualified Stock Option and Stock
               Purchase Plan adopted December 12, 1995, incorporated by
               reference to Exhibit 4.10 of the Company's Registration Statement
               on Form S-8 filed September 13, 1996.
   10.59       Securities Subscription Agreement for Series D Preferred Stock
               dated October 15, 1996, between the Company and Ashline Ltd., incorporated by reference to the same numbered Exhibit to the
               Company's Quarterly Report on Form 10-QSB filed November 12,
               1996.
   10.60       1996 Stock Incentive Plan, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB
               filed November 12, 1996.
   10.61       Form of Subscription Agreement with each purchaser of Series A
               Preferred Stock, incorporated by reference to the same numbered
               Exhibit to the Company's Registration Statement on Form SB-2, No.
               333-29493, filed June 18, 1997.
   10.62       Form of Warrant issued to each purchaser of Series A Preferred
               Stock, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493,
               filed June 18, 1997.
   10.63       Registration Rights Agreement with holders of Series A Preferred
               Stock, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2, No. 333-29493,
               filed June 18, 1997.
   21          Subsidiaries of the Registrant, incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on
               Form SB-2, No. 333-29493, filed June 18, 1997.
   23.1        Consent of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5.1).
   23.2        Consent of Ernst & Young LLP, independent auditors.
   24          Power of Attorney (included on Signature page).
   27          Financial Data Schedule.

_________________________
     * Incorporated by reference to the same numbered exhibit of the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

                                     EXH-3